EXHIBIT 10.5

Office Lease dated April 22, 2014

SAUL HOLDINGS LIMITED PARTNERSHIP

7501 Wisconsin Avenue, Suite 1500E. Bethesda, Maryland 20814

(301) 986-6000

April 22, 2014

Via Federal Express

Mr. Dickson Fang,

President & Chief Executive Officer

Teletronics International, Inc.

2 Choke Cherry Road, Suite 100

Rockville, MD 20850

(301) 309-8500

RE:	Lease Agreement
Avenel Business Park, Phase VI, Gaithersburg, Maryland

Dear Mr. Fang:

Please find enclosed one (1) fully executed original Lease Agreement between Saul Holdings Limited Partnership and Teletronics International, Inc. dated April 22: 2014 for your records. You may find the information below useful during your tenancy:

Property	Project	Leasing	General
Manager	Accountant	Representative	Inquiries
Ken Frumkin	Keisha DeShields	Scott Campbell
(301) 986-6368	(301) 986-6392	(301) 986-7720	(301) 986-6000

Notices & Correspondence:	Rent & Payments:
Saul Holdings Limited Partnership	Saul Holdings Limited Partnership
Attention: Legal Department	PO Box 64288
7501 Wisconsin Avenue, Suite 1500E	Baltimore. Maryland 21264-4288
Bethesda, Maryland 20814

Should you have any questions regarding this document, please contact me at amy.spencer@bfsauleo.com.

Sincerely,

Amy E. Spencer
Lease Administrator

FLEX SPACE OFFICE LEASE

THIS LEASE (the “Lease”), made this 22nd day of April, 2014 (the “Lease Date”), by and between Saul Holdings Limited Partnership a Maryland limited partnership hereinafter “Landlord”) and Teletronics International. Inc., a Delaware corporation (hereinafter Tenant)

WITNESSETH:

1. PREMISES. For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, Landlord does hereby lease and demise unto Tenant, and Tenant does hereby hire lease and accept, from Landlord, Suite Number 5 containing approximately eight thousand (8,000) gross rentable square feet of space (the “Gross Area”) located at 220 Perry Parkway. Gaithersburg Maryland 20877 the “Building”) situated on Phase VI of Avenel Business Park (the “Property”) all upon the terms and conditions hereafter set forth That portion of the Gross Area which Tenant shall be entitled to occupy is hereinafter referred to as the Premises and is outlined and shaded in red on the floor plan attached hereto as Exhibit A ana by this reference made a pan hereof It is specifically understood that for purposes of calculating any payments or pro-rations hereunder, the number or gross rentable square feet set forth above shall control.

2. TERM.

(a) The term of this Lease (the “Term” shall commence on the date hereof (the “Lease Date”) and shall end seventy-six (76) months after the “Rent Commencement Date.” as hereinafter defined. The “Rent Commencement Date” shall be August 1, 2014 or the date Tenant actually commences beneficial occupancy of the Premises, whichever is earlier. In the event the Rent Commencement Date is a date other than the first day of a calendar month, the Term of the Lease shall run for the number of months set forth above from the first day of the calendar month following the Rent Commencement Date. The parties agree that they shall execute an agreement specifying the Rent Commencement Date and the date of term nation of this Lease and such other matters as Landlord may require (the “Commencement and Estoppel Agreement” attached hereto as Exhibit D). This Commencement and Estoppel Agreement will be sent to Tenant after Landlord’s Work (as defined below) has been substantially completed. Tenant agrees to execute and deliver to Landlord said agreement within five (5) business days after receipt of written notice from Landlord requesting Tenant’s execution of the Commencement and Estoppel Agreement If Tenant fails to execute and return any such agreement to Landlord within such five (5) business day period, then Landlord shall be entitled to collect from Tenant, as liquidated damages with respect to such default of Tenant in addition to Base Rent and other amounts payable hereunder, as Additional Rent as defined in Article 6) an amount equal to one-half of one percent (1/2%) of the then amount of Base Rent then payable under this Lease for each day Tenant delays in returning the requested agreement to Landlord.

(b) Landlord shall have its general contractor provide Tenant with written certification that Landlord’s Work, as set forth in Exhibit C to this Lease, is substantially complete. Landlord’s Work shall be deemed to be “substantially complete” when all of Landlord’s Work has been substantially completed in accordance with Exhibit C. except for minor items which are inconsequential and do not affect Tenant’s use or occupancy of the Premises, and which are set forth on a “punch list” delivered to Landlord by Tenant within thirty (30) days after Tenant actually commences occupancy of the Premises, which “punch list” items will be completed by Landlord within sixty (60) days after Tenant’s submission of such “punch list” to Landlord but only if Tenant has supplied a “punch list to Landlord within the time period set forth above.

(c) Tenant shall have full access to the Premises after Landlord delivers the Premises to Tenant, subject to the early access provision set forth in Article 53 below.

3. RENT.

(a) Commencing with the Rent Commencement Date. Tenant shall pay as annual rent for the Premises the sum of Eighty-Four Thousand and No/100 Dollars $84,000.00) per annum payable in equal monthly installments of Seven Thousand and No/100 Dollars ($7,000.00) each (the “Base Rent”). All such monthly installments of rent shall be payable to Landlord at the address specified in Article 33 of this Lease in advance Amount previous notice or demand therefor, and without deduction setoff or recoupment with the first monthly installment to be due and payable no later than the Rent Commencement Date and each subsequent monthly installment to be due and payable on the first day of each and every month following the Rent Commencement Date during the Term hereof. if the Rent Commencement Date is a date other than the first day of a month, rent for the period commencing with and including the Rent Commencement Date until the first day of the following month shall be pro-rated at the rate of one-thirtieth (1/30th) of the fixed monthly rental per day. Not with standing the foregoing. Tenant shall not be obligated to pay Base Rent for the first five (5) months following the Rent Commencement Date.

(b) Landlord hereby acknowledges receipt of Seven Thousand and No/100 Dollars ($7,000.00) to be held as security for the performance by Tenant of Tenants covenants and obligations under this Lease it being expressly understood that the deposit may be commingled with other funds of Landlord and shall not be considered an advance payment of rental or a measure of Landlord’s damage in case of default by Tenant. Upon the occurrence of any event of default by Tenant or breach by Tenant of Tenant’s covenants under this Lease, Landlord may, from time to time, without prejudice to any other remedy, use the security deposit to the extent necessary to make good any arrears of rent and/or any damage, injury, expense or liability caused to Landlord by the event of default or breach of covenant. In the event that Tenant shall fully and faithfully comply with all the terms, conditions and covenants of this Lease, any part of the security not used or retained by Landlord shall be returned to Tenant after the expiration date of the Term of this Lease and after delivery of exclusive possession of the Premises to Landlord; provided, however, that Landlord may retain all or a portion of the security until Landlord makes the final annual adjustments of Annual Operating Costs and Real Estate Taxes and ascertains Tenant’s share of such amounts which accrued prior to the expiration of the Term. Subject to the foregoing sentence, Landlord shall return the security deposit to Tenant within ninety (90) days after the close of Landlord’s Fiscal Year following the expiration of this Lease.

4. RENT ESCALATION.

(a) Commencing on the first day of the second Lease Year (as hereinafter defined) and on the first day of every Lease Year thereafter during the Term hereof, the annual rent (without deduction for rent abatement, if any) shall be increased by one hundred three percent (103%) of the amount of the annual rent which was in effect during the Lease Year immediately preceding the Lease Year for which the adjustment is being made, payable by Tenant as additional monthly rent.

(b) For all purposes of this Lease, the term “Lease Year” shall be defined to mean a period of twelve (12) full calendar months. The first Lease Year shall commence on the Rent Commencement Date (or on the first day of the first calendar month following the Rent Commencement Date if said date is other than the first day of a calendar month), and each succeeding Lease Year shall commence on the anniversary date of the beginning of the first Lease Year.

5. ANNUAL OPERATING COSTS.

(a) Tenant agrees to pay to Landlord, as Additional Rent, its Pro-Rata Share (as hereinafter defined) of Annual Operating Costs (as hereinafter defined).

(b) Tenant shall initially pay to Landlord on the Rent Commencement Date and on the first day of each calendar month thereafter, as its estimated payment of the Annual Operating Costs, the sum of Forty-Four Thousand and No/100 Dollars ($44,000.00), calculated at the rate of Five and 50/100 Dollars ($5.50) per square foot, in equal monthly installments of Three Thousand Six Hundred Sixty-Six and 67/100 Dollars ($3,666.67) each; notwithstanding the foregoing, in no event shall Tenant’s Pro-Rata Share of Annual Operating Costs, excluding the Excluded Items (as defined below) for the second fiscal year of the Term or for any succeeding fiscal year increase by more than four percent (4%) over the Annual Operating Costs for the immediately preceding fiscal year; provided, however, that if the Annual Operating Costs increase for any fiscal year exceeds four percent (4%), then the amount of the Annual Operating Cost increase in excess of four percent (4%) may be added to the Annual Operating Cost increase for any succeeding fiscal year (or fiscal years) when the Annual Operating Cost increase is less than four percent (4%), so that, to the fullest extent possible (subject to the maximum increase of four percent (4%) per fiscal year in Annual Operating Costs provided for herein), Annual Operating Costs increases shall reflect all increases in the Annual Operating Costs occurring after the Lease Date; provided, however, that Tenant’s Pro-Rata Share of the cost of providing security (if Landlord elects to provide security), snow removal costs, utility rate increases, or insurance rate increases or any other cost Landlord can document and reasonably demonstrate to be increased beyond Landlord’s reasonable control (the “Excluded Items”) shall not be subject to the above limitations on increases in Annual Operating Costs, and Tenant shall be obligated to pay its full Pro- Rata Share of the Excluded Items. At any time, but not more than once per Fiscal Year, Landlord may retroactively re- estimate Tenant’s Pro-Rata share of Landlord’s Annual Operating Costs and may bill Tenant for any deficiency which may then be due for the current year, and for any prior years. Landlord shall not re-estimate more than one (1) year back. Thereafter Tenant’s monthly installments shall also be adjusted based on Landlord’s revised estimate of Annual Operating Costs. if the Rent Commencement Date is a date other than the first day of the month, Tenant’s Pro-Rata share shall be pro-rated in the same manner as Base Rent under Article 3 hereof. Within one hundred eighty (180) days following each September 30th during the Term hereof, Landlord shall submit to Tenant a statement (the “Annual Statement”) in reasonable detail of the actual Annual Operating Costs for the twelve month period ending September 30th of each year (“Fiscal Year”). If such statement shows that Tenant’s share of the actual Annual Operating Costs exceeded Tenant’s monthly payments, then Tenant shall immediately pay the total amount of such deficiency to Landlord within thirty (30) days of Landlord’s request therefore. Thereafter, upon receipt of such succeeding Annual statement, Tenant’s monthly payments during the period covered by said Annual Statement shall be adjusted to the actual Annual Operating Cost, and such adjustment shall be paid within thirty (30) days of the date of said Statement. The Landlord’s budget estimate for Annual Operating Costs, as adjusted pursuant to this Article, shall be used as the basis for calculating Tenant’s monthly payments for the next succeeding twelve (12) month period.

(c) All monthly payments as may be required hereunder shall be payable in full on the first day of each calendar month. Failure of the Landlord to provide any Annual Statement within the said one hundred eighty (180) day period shall not constitute a waiver by Landlord of its rights to payments due pursuant to this Article, and the obligations hereunder shall survive the expiration or other termination of this Lease, except at the expiration of the Term of the Lease for which Landlord shall provide the Annual Statement within one hundred eighty (180) days of the Lease expiration date.

(d) For any applicable Fiscal Year that begins prior to the Rent Commencement Date or ends after the expiration date of this Lease, the amount due for that Fiscal Year shall be apportioned on a per diem basis so that only that portion attributable to the portion of such Fiscal Year that occurs during the Term of this Lease, shall be payable by Tenant.

(e) Annual Operating Costs as used herein shall mean ail costs of operation, maintenance and repair of the Building and the Property, (except structural repairs), and its appurtenances, and shall include the following by way of illustration but not limitation: Real Estate Taxes (as hereinafter defined), the cost of labor, materials and services for the operation, maintenance and repair of the Building and its appurtenances (including service roads and parking areas) and the Common Facilities, including, but not limited to, water and sewer charges; on site and off site storm water management systems and facilities; heating, ventilating and air conditioning maintenance and repairs; refuse and rubbish disposal; snow removal; license, permits and inspection fees; maintenance and service contracts; management fees; all landscaping costs (including upgrades and replacements thereto); parking lot lighting; watchman, guards, and any personnel engaged in the operation, maintenance or repair of the Property and its appurtenances together with payroll taxes and employee benefits applicable thereto: reserve for asphalt and roof repairs; Landlord’s administrative costs equal to fifteen percent (15%) of the Annual Operating Costs (excluding Real Estate Taxes); and insurance. It is understood and agreed that management fees may be charged by Landlord or any other person or entity on the basis of a specified percentage of the gross receipts derived from the Building or on any other basis, provided that, in the case of management fees charged by Landlord, such fees shall not exceed the greater of five percent (5%) of gross receipts or the customary management fees charged for similar properties in the same geographic area. Landlord shall not be liable in any such case for any inconvenience, disturbance, loss of business or any other annoyance arising from the exercise of any or all of the rights of Landlord in this Article.

(f) Common Facilities means all areas provided by Landlord, from time to time, for the common or joint use and benefit of the occupants of the Building and their employees, agents, servants, customers and other invitees, including, without limitation, management offices, parking areas, parking decks, access roads, driveways, retaining walls, landscaped areas, truck serviceways, sidewalks, parcel pickup stations and, to the extent Landlord elects to service, repair, maintain and/or replace HVAC Equipment, all such HVAC Equipment for which Landlord has, or has assumed, responsibility.

(g) The term “Real Estate Taxes” means all taxes, rates and assessments, general and special, levied or imposed, with respect to the land, buildings and improvements comprising the Property, including all taxes, rates and assessments, general and special, levied or imposed, for schools, public betterment, general or local improvement and operations and taxes imposed in connection with any special taxing district. If the system of real estate taxation shall be altered or varied and any new tax or levy shall be levied or imposed on said land, buildings and improvements, and/or Landlord in substitution for real estate taxes presently levied or imposed on immovables in the jurisdiction where the Building is located, then any such new tax or levy shall be included within the term “Real Estate Taxes.” Should any governmental taxing authority acting under any regulation, levy, assess, or impose a tax, excise and/or assessment however described (other than an income or franchise tax) upon, against, on account of, or measured by, in whole or in part, the rent expressly reserved hereunder, or upon the rent expressly reserved under any other leases or leasehold interests in the Property, as a substitute (in whole or in part) or in addition to any existing real estate taxes on land and buildings and otherwise, such tax or excise on rents shall be included within the term “Real Estate Taxes.” In the event Landlord is required to pay Real Estate Taxes in advance, Tenant agrees that Landlord shall immediately be entitled to reimbursement therefor. Reasonable expenses (consisting of attorneys’ fees, consulting fees, expert witness fees and similar costs) incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes, shall be added to and included in the amount of any such Real Estate Taxes. Real Estate Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under this Article, provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this Article and the Landlord shall thereafter receive a refund of any portion of any Real Estate Taxes on which such payment shall have been based, Landlord shall pay to Tenant the appropriate portion of such refund. Landlord shall have no obligation to contest, object to or litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion to abandon any contest with respect to the amount of any Real Estate Taxes without consent or approval of the Tenant.

(h) The Tenant’s Pro-Rata Share as used herein shall mean twenty-six and 67/100ths percent (26.67%) of the Annual Operating Costs and Real Estate Taxes for the Building and the Property.

6. ADDITIONAL RENT.

(a) Tenant shall (i) pay all charges for water, sewer, and electricity used by Tenant during the Term of this Lease and metering therefor; (ii) pay all telephone charges; and (iii) be responsible for the prompt and sanitary storage of Tenant’s refuse and rubbish in the Premises.

(b) Any amounts required to be paid by Tenant hereunder and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable in the same manner and upon the same terms and conditions as the rent reserved hereunder. Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of rent. Tenant’s failure to object to any statement, invoice or billing rendered by the Landlord within a period of one hundred eighty (180) days after receipt thereof shall constitute Tenant’s acquiescence with respect thereto, and such statement, invoice or billing shall thereafter be deemed to be correct and shall be an account stated between Landlord and Tenant, provided, however, that Tenant shall have the right to object to a subsequent unrelated statement, invoice, or billing. If Tenant requests that Landlord prepare, review, or execute any document, consent or waiver in connection with this Lease or otherwise, Tenant shall be obligated to pay to Landlord, as Additional Rent, a fee in the amount set forth on the fee schedule attached hereto as Exhibit F, to compensate Landlord for the cost of reviewing and processing any such request, and Landlord shall not be obligated to process any such request of Tenant until Tenant has paid Landlord the applicable processing fee. Nothing herein shall be deemed to require that Landlord consent to, execute or approve any document, consent or waiver submitted to Landlord by Tenant notwithstanding Tenant’s payment of the applicable processing fee. Landlord acknowledges and agrees that Landlord’s fee schedule set forth on Exhibit F shall not apply to processing a Tenant objection to any statement, billing, or invoice rendered by Landlord pursuant to this Lease.

(c) Payment by Tenant of a lesser amount than shall be due and shall be deemed to be payment on account, and shall not constitute an accord and satisfaction with respect to the underlying obligation. The acceptance by Landlord of a check for a lesser amount with an endorsement or statement thereon, or upon any fetter accompanying such check, that such lesser amount is payment in full, shall be given no effect, and Landlord may accept such check without prejudice to any other rights or remedies which it may have against the Tenant. In addition to all liens upon and rights of setoff or recoupment against any money or property of Tenant by law, Landlord shall have, to the extent permitted by law, a contractual security interest in and a right of setoff against all deposits, moneys or other property of Tenant now or hereafter in the possession of or on deposit with Landlord. Each such’ security interest or right of setoff may be exercised without demand upon or notice to Tenant. No security interest or right of setoff shall be deemed to have been waived by any act or conduct on the part of Landlord or by any neglect to exercise such right of setoff or to enforce such setoff and/or security interest or by any delay in so doing. Every right of setoff and/or security interest shall continue in full force and effect until such right of setoff and/or security interest is expressly waived or released by an instrument in writing executed by Landlord.

7. LAWS AND ORDINANCES. Tenant will, at its own cost, promptly comply with and carry out all orders, requirements or conditions now or hereafter imposed upon it by the ordinances, laws and/or regulations of the municipality, county and/or state in which the Premises are located, whether required of Landlord or otherwise, in the conduct of Tenant’s business, including, without limitation all local, state and federal laws and regulations respecting the storage, handling and use of any hazardous waste, infectious waste or other hazardous materials, except that Landlord shall comply with any orders affecting structural walls and columns unless due to Tenant’s particular business or use of the Premises. Tenant will indemnify and save Landlord harmless from all penalties, claims, and demands resulting from Tenant’s failure or negligence in this respect.

8. FURNITURE; FIXTURES; ELECTRICAL EQUIPMENT.

(a) Tenant shall not place a load upon the floor of the Premises exceeding one hundred twenty five (125) pounds per square foot without Landlord’s prior written consent. Business machines, mechanical equipment and materials belonging to Tenant which cause vibration, noise, cold, heat or fumes that may be transmitted to the Building or to any other leased space therein to such a degree as to be objectionable to Landlord or to any other tenant in the Building shall be placed, maintained, isolated, stored and/or vented by Tenant at its sole expense so as to absorb and prevent such vibration, noise, cold, heat or fumes. Tenant shall not keep within or about the Premises any dangerous, inflammable, toxic or explosive material. Tenant shall indemnify Landlord and hold it harmless against any and all damage, injury, or claims resulting from the moving of Tenant’s equipment, furnishings and/or materials into or out of the Premises or from the storage or operation of the same. Any and all damage or injury to the Premises, the Building, or the Property caused by such moving, storage or operation shall be repaired by Tenant at Tenant’s sole cost.

(b) Tenant shall not install any equipment whatsoever which will or may necessitate any changes, replacements or additions to the water system, plumbing system, heating system, air conditioning system or the electrical system of the Premises without the prior written consent of Landlord Tenant shall, at its sole cost and expense, pay all charges for electricity used by the Tenant during the Term of this Lease, including that used for interior lighting and the operation of the heating and air conditioning system in the Premises, All equipment and fixtures hereafter installed and paid for by Tenant in the Premises shall be subject to the provisions of Article 16(d) herein, shall remain the property of Tenant and shall be removable by Tenant at the expiration or earlier termination of the Term of this Lease, provided that (i) Tenant shall not at such a time be in default under this Lease, and (ii) in the event of the removal of any or ail of such equipment and fixtures, Tenant shall promptly restore the damage done to the Premises by the installation and/or removal thereof. Should Tenant fail to so remove Tenant’s trade fixtures and/or to so restore the Premises, Landlord may do so, collecting, at Landlord’s option, the cost and expenses thereof, as Additional Rent, upon demand. Any such equipment and fixtures which are not removed and those which, by the terms of this Lease are not removable by Tenant at or prior to any termination of this Lease, including, but not limited to, a termination by Landlord pursuant to this Lease, shall, unless Landlord gives Tenant notice to remove any or all of such trade fixtures, be and become the property of Landlord (without any obligation by Landlord to pay compensation for such equipment and fixtures). If Landlord gives Tenant such notice to remove any or ail of such equipment and fixtures, Tenant shall promptly remove such of the trade fixtures as may be specified by Landlord in such notice. Notwithstanding anything herein contained to the contrary, or any decision of any court to the contrary, the terms “equipment” and “fixtures” shall not include any air conditioning equipment, heating, lighting, electrical and plumbing equipment installed by Tenant in the Premises, nor any wiring or other apparatus related thereto, or any items either installed by or paid for by Landlord.

9. ALTERATIONS.

(a) Tenant shall make no alterations or changes, structural or otherwise, to any part of the Premises, either exterior or interior, without Landlord’s written consent. In the event of any such approved changes, Tenant shall have all work done at its own expense. Request for such consent shall be accompanied by plans stating in detail precisely what is to be done. Tenant shall comply with the building codes, regulations and laws, now or hereafter, to be made or enforced in the municipality, county and/or state, which pertain to such work. Tenant shall be permitted to install stacking frames for increasing vertical storage. Except to the extent expressly provided to the contrary in this Lease, any additions, improvements, alterations and/or installations made by Tenant to the Premises (except all racks, files, electronic products, tools, moveable office furniture, Tenant’s trade fixtures, shelves, equipment, and parts) shall become and remain a part of the Premises and shall become Landlord’s property upon the termination of Tenant’s occupancy of said Premises. Tenant’s trade fixtures and equipment shall not include any air conditioning, heating, lighting, electrical, or plumbing fixtures or equipment. Tenant shall, at the expiration or other termination of this Lease: (i) remove any wiring or cables installed in the Premises or the Building by or on behalf of Tenant including, without limitation, any wiring or cables installed by Landlord as a part of Landlord’s work in the Premises under this Lease, and (ii) restore said Premises, at Tenant’s sole cost and expense, to the condition in which the Premises are required to be on the later of (x) the Rent Commencement Date, or (y) the date Tenant opens for business, or (z) the completion of all work of Landlord and Tenant contemplated to be performed in the Premises pursuant to the provisions of this Lease, Tenant shall save Landlord harmless from and against all expenses, liens, claims or damages to either property or person which may or might arise by reason of the making of any such additions, improvements, alterations and/or installations. Landlord reserves the right to change, increase or reduce, from time to time, the number, composition, dimensions or location of any parking areas, signs, the Building name, service areas, walkways, roadways or other common areas or make alterations or additions to the Building, in its sole discretion. Landlord’s approval of Tenant’s plans and specifications under this Article or any other provisions of this Lease is solely for the purpose of ascertaining whether Tenant’s proposed alterations will have an adverse impact on the structural components or Common Facilities of the Building and to insure the aesthetic and architectural harmony of the Tenant’s proposed alterations with the remainder of the Building. No approval of plans by Landlord shall be deemed to be a representation or warranty by Landlord that such plans or the work provided for therein will comply with applicable codes, laws or regulations or be in conformance with any insurance or other requirements which affect the Premises or the Building, and Tenant shall have the sole responsibility of complying with all such requirements notwithstanding Landlord’s approval of Tenant’s plans.

(b) NOTICE IS HEREBY GIVEN THAT LANDLORD SHALL NOT BE LIABLE FOR ANY LABOR OR MATERIALS FURNISHED OR TO BE FURNISHED TO TENANT UPON CREDIT, AND THAT NO MECHANICS’ OR OTHER LIEN FOR ANY SUCH LABOR OR MATERIALS SHALL ATTACH TO OR AFFECT THE ESTATE OR INTEREST OF LANDLORD IN AND TO THE PREMISES OR THE BUILDING. WHENEVER AND AS OFTEN AS ANY LIEN ARISING OUT OF OR IN CONNECTION WITH ANY WORK PERFORMED, MATERIALS FURNISHED OR OBLIGATIONS INCURRED BY OR ON BEHALF OF TENANT SHALL HAVE BEEN FILED AGAINST THE PREMISES OR THE BUILDING, OR IF ANY CONDITIONAL BILL OF SALE SHALL HAVE BEEN FILED FOR OR AFFECTING ANY MATERIALS, MACHINERY OR FIXTURES USED IN THE CONSTRUCTION, REPAIR OR OPERATION THEREOF, OR ANNEXED THERETO BY TENANT, TENANT SHALL FORTHWITH TAKE SUCH ACTION BY BONDING, DEPOSIT OR PAYMENT AS WILL REMOVE OR SATISFY THE LIEN OR CONDITIONAL BILL OF SALE WITHIN TEN (10) BUSINESS DAYS OF LANDLORD’S WRITTEN REQUEST THEREFOR.

10. DAMAGE. If the Premises are damaged by fire or other cause covered by Landlord’s policy of fire insurance with extended coverage or other property damage insurance carried by Landlord, all damage to the structural portions of the building required to be maintained by Landlord pursuant to this Lease and Landlord’s Work as set forth on Exhibit C shall be repaired by and at the expense of Landlord and the rent until such repairs shall have been made shall abate pro-rata according to the part of the Premises which is unusable by Tenant. However, if such damage was caused by the negligence of Tenant, its employees, agents, contractors, visitors or licensees, then all rentals shall be payable by Tenant during such period. Due allowance shall be made for reasonable delay which may arise by reason of adjustment of fire insurance on the part of Landlord and/or Tenant, and for delay on account of “labor troubles” or any other cause beyond Landlord’s control. If, however, the Premises are rendered wholly untenantable by fire or other cause, or Landlord shall decide not to rebuild the same, Landlord may, at its option, cancel and terminate this Lease by giving Tenant, within sixty (60) days from the date of such damage, notice in writing of its intention to cancel this Lease, whereupon the Term of this Lease shall cease and terminate upon the third day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord, but in none of the certain contingencies in this Article mentioned shall there be any liability on the part of Landlord to Tenant covering or in respect of any period during which the occupation of said Premises by Tenant may not be possible because of the matters hereinabove stated. Without limiting the foregoing, Landlord shall not be responsible for consequential damages, lost profits or any damage to Tenant’s personal property. If Landlord does not elect to terminate this Lease as provided above, Landlord shall proceed in a commercially reasonable manner to repair the portions of the Premises which Landlord is required to restore in accordance with this Article and, upon the completion of such repairs, Tenant shall use diligent and commercially reasonable efforts to repair the portions of the Premises which are the responsibility of Tenant to insure under this Lease.

11. CONDEMNATION. If the Premises or any part thereof shall be taken by any governmental or quasi- governmental authority pursuant to the power of eminent domain, or by deed in lieu thereof, Tenant agrees to make no claim for compensation in the proceedings, and hereby assigns to Landlord any rights which Tenant may have to any portion of any award made as a result of such taking, and this Lease shall terminate as to the portion of the Premises taken by the condemning authority and rental shall be adjusted to such date. The foregoing notwithstanding, Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such awards as may be allowed for relocation expenses and for fixtures and other equipment installed by it which shall not, under the terms of this Lease, be or become the property of Landlord at the termination hereof, but only if such awards shall be made by the condemnation court in addition to and stated separately from the award made by it for the land and the Building or part thereof so taken. If the nature, location or extent of any proposed condemnation affecting the Building is such that Landlord elects in good faith to demolish the Building, then Landlord may terminate this Lease by giving at least sixty (60) days written notice of termination to Tenant at any time after such condemnation and this Lease shall terminate on the date specified in such notice.

12. USE OF PREMISES. Subject to the provisions of Article 57 below, the Premises shall be used and occupied by Tenant solely for the purpose of general office use, receiving, storing, light assembly and selling (other than retail) products, materials and merchandise made and/or distributed by Tenant and for no other purpose whatsoever The Premises shall not be used for any illegal purpose or in violation of any valid regulation of any governmental body, or in any manner to (i) create any nuisance or trespass; (ii) annoy or embarrass Landlord or any other tenant of the Property; (iii) vitiate any insurance; (iv) emit odors or noise; or (v) alter the classification or increase the rate of insurance on the Property, Tenant shall open for business in the Premises on or before the Rent Commencement Date, and shall thereafter continuously, actively and diligently operate its said business on the whole of the Premises.

13. REPAIRS BY TENANT. Tenant shall be responsible for repairing, maintaining and cleaning the Premises and the fixtures therein, keeping same in good order and condition during the Term of this Lease at its sole cost and expense, and will, at the expiration or other termination of the Term hereof, surrender and deliver up the same and all keys, locks and other fixtures connected therewith (except only office furniture and business equipment) in safe, clean, sanitary, and non-hazardous condition, and otherwise in good order and condition, as the same were required to be in on the date Tenant occupied the Premises for the conduct of Tenant’s business, ordinary wear and tear excepted.

14. REPAIRS BY LANDLORD. Except for any supplemental HVAC equipment installed by Tenant, the heating ventilation, and air conditioning units which are installed by Landlord shall be the responsibility of Landlord to maintain and repair during the Lease Term. Landlord shall have no duty to Tenant to make any repairs or improvements to the interior of the Premises except structural repairs necessary for safety and tenantability, and then only if not brought about by any act or neglect of Tenant, its agents, employees or invitees Landlord shall not be liable for any damage caused to the person or property of Tenant, its agents, employees or invitees, due to the Property or the Building or any part or appurtenances thereof being improperly constructed or being or becoming out of repair, or arising from the leaking of water or sewer, or from electricity, or from any other cause whatsoever. Tenant agrees to report immediately in writing to Landlord any defective condition in or about the Premises known to Tenant which Landlord is required to repair, and a failure to so report shall make Tenant liable to Landlord for any expense, damage or liability resulting from such defects. Landlord shall not be liable for failure to furnish or for suspension or delay in furnishing such services due to breakdown, maintenance, or repair work, strike, riot, civil commotion, governmental action or any other cause beyond the reasonable control of Landlord, or for interruptions of service for reasonable periods in connection with construction work being performed in the Building. Landlord hereby reserves the exclusive right at any time and from time to time to install, use, repair, inspect and replace pipes, duct conduits and wires leading through or located adjacent to the Premises and serving other parts of the Building in locations which do not materially interfere with Tenant’s use thereof. Landlord’s right hereunder may be exercised by Landlord’s designees. Tenant acknowledges and agrees that, from time to time, it will be necessary for Landlord to temporarily interrupt the electrical or other utility service to the Premises in order to perform maintenance and repair service on the utility systems serving the Property, or in connection with supplying such utility service to new or existing tenants of the Property. Landlord will give Tenant reasonable advance notice of any such interruptions in service (except any interruptions due to emergencies) and will use commercially reasonable efforts to minimize the interruption of Tenant’s business as a result of such interruptions.

15. ROOF RIGHTS. Except as otherwise provided in this Lease, Landlord shall have the exclusive right to use all or any portion of the roof of the Building for any purposes.

16. LANDLORD’S REMEDIES UPON DEFAULT. Tenant shall be in default under this Lease if Tenant (i) fails to pay any installment of Base Rent, Additional Rent or other charges or money obligation to be paid by Tenant hereunder within five (5) days after the same shall become due (all of which monetary obligations of Tenant shall bear interest at the highest rate allowable by law, not to exceed 18% per annum from the date due until paid); provided, however, that Landlord shall not exercise its remedies with respect to the first two (2) monetary payments received after such five (5) day period in any Lease Year unless Tenant fails to cure such default within five (5) days after Landlord provides Tenant with written notice of such late payment; or (ii) defaults in the performance of any of the covenants, terms or provisions of this Lease (other than the payment, when due, of any of Tenant’s monetary obligations hereunder) or any of the Rules and Regulations now or hereafter established by Landlord to govern the operation of this Building and fails to cure such default within thirty (30) days after written notice thereof from Landlord; or (iii) abandons the Premises or fails to keep the Premises continuously and uninterruptedly open for business; or (iv) files a voluntary petition in bankruptcy, or any similar petition seeking relief under any present or future federal, or other bankruptcy or insolvency statute or law; or if a proceeding under any present or future federal, state or other bankruptcy or insolvency statute or law shall be filed against Tenant or any asset of Tenant, and such proceeding shall not have been dismissed or vacated within thirty (30) days of the date of such filing; or (v) makes an assignment for the benefit of its creditors. Upon the occurrence of any of the above events, Landlord, at its option, may pursue any one or more of the following remedies without any notice or demand whatsoever:

(a) Landlord, at its option, may at once, or at any time thereafter, terminate this Lease by written notice to Tenant, whereupon this Lease shall end. Upon such termination by Landlord, Tenant will at once surrender possession of the Premises to Landlord and remove all of Tenants’ effects therefrom, and Landlord may forthwith re-enter the Premises and repossess itself thereof, and remove all persons and effects therefrom, using such force as may be necessary, without being guilty of trespass, forcible entry, detainer or other tort.

(b) Landlord may, without terminating this Lease, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim for damages therefor, and, if Landlord so elects, make such alterations and repairs as, in Landlord’s judgment, may be necessary to relet the Premises, and relet the Premises or any part thereof for such rent and for such period of time and subject to such terms and conditions as Landlord may deem advisable and receive the rent therefor. Upon each such reletting, the rent received by Landlord in respect of such reletting shall be applied first to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord, including interest thereon; second, to the payment of any loss and expenses of such reletting, including brokerage fees, attorneys’ fees and the cost of such alterations and repair; third, to the payment of rent due and unpaid hereunder, together with interest thereon as herein provided; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Tenant agrees to pay to Landlord, on demand, any deficiency that may arise by reason of such reletting. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such prior default.

(c) In the event Landlord shall re-enter the Premises and/or terminate this Lease in accordance with the provisions of this Article, Landlord may, in addition to any other remedy it may have, recover from Tenant all damages and expenses Landlord may suffer or incur by reason of Tenant’s default hereunder, including without limitation, the cost of recovering the Premises and reasonable attorney fees. Tenant agrees that actual damages to Landlord resulting from Landlord’s exercise of the remedies set forth in paragraphs (a) or (b) above, will be difficult to ascertain, and therefore, after a default of Tenant hereunder, Tenant shall also pay to Landlord “Liquidated Damages” for the failure of Tenant to observe and perform the covenants of this Lease, which at the election of Landlord, shall be either: (A) (x) the sum of (i) the minimum monthly rent, plus (ii) the Additional Rent payable hereunder for the month immediately preceding such failure to operate, re-entry or termination, less (z) the net amount, if any, of the rents collected on account of the lease or leases of the Premises for each month of the period which would otherwise have constituted the balance of the Term of this Lease, all of which sums shall become due and payable by Tenant to Landlord upon the first day of each calendar month during the otherwise unexpired portion of the Term hereof; or (B) the whole of said Liquidated Damages calculated under clause (A) multiplied by the number of months then remaining in the Lease Term, discounted to present value at a rate of six percent (6%) per annum as of the date of termination or re-entry by Landlord; provided, however, that in the event Landlord shall relet the Premises and the rent received by Landlord in respect of such reletting together with the discounted Liquidated Damages paid by Tenant, less the costs and expenses incurred by Landlord in such reletting, shall exceed the rent reserved hereunder for that period which would otherwise have constituted the remainder of the Term hereof, then Landlord shall, upon the expiration of the period which would have constituted the Term of this Lease, refund to Tenant the lesser of the amount of such excess or the discounted Liquidated Damages theretofore paid by Tenant.

(d) If the rent agreed to be paid, including all other sums of money which under the provisions hereto are declared to be rent, shall be in arrears in whole or in part for five (5) or more business days, Landlord may at its option (if such arrearage remains unpaid after ten (10) days written notice to Tenant) declare the tenancy hereunder converted into a tenancy from month to month, and upon giving written notice to Tenant of the exercise of such option, Landlord shall forthwith be entitled to all provisions of law relating to the summary eviction of monthly tenants in default in rent, in addition to all other remedies provided for in this Article, in order to secure Tenant’s obligations under this Lease, Landlord shall have a security interest in all tangible personal property of Tenant on or about the Premises to the extent of all monies owed by Tenant to Landlord, including but not limited to, inventory, furniture, trade fixtures, equipment, etc., and all such property shall, at Landlord’s option, become the property of Landlord in the event Tenant fails to cure a default under this Lease within any period for notice and cure provided for herein. Tenant agrees, upon the request of Landlord, to execute any and all documents which Landlord deems necessary or desirable in order to perfect such security interest, including, but not limited to, a U.C.C.-1 financing statement and a security agreement and to pay all costs, taxes or fees incurred in recording or filing any such documents. Tenant shall not grant a security interest in or permit a lien to attach to any of the furniture, fixtures, equipment or other personal property used in the operation of Tenant’s business in the Premises or otherwise located in the Premises without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. Tenant hereby appoints any attorney of any court of record within the United States who may be, from time to time, designated in writing by Landlord (including any successor or assign of Landlord’s estate in the Premises) (the “Agent”) as Tenant’s attorney-in-fact with full power and authority, for and on behalf of Tenant and Tenant’s successors and assigns, to execute any documents and to take, at the sole cost and expense of Tenant (or Tenant’s successor or assign), all actions necessary or required, in Agent’s discretion (including, without limitation, the power and authority to execute, acknowledge and record documents on Tenant’s behalf) to contact, negotiate with, and require information from any lender or other party claiming a security interest or other interest in any property located in the Premises, including, without limitation, the right on Tenant’s behalf, in accordance with the provisions of Section 9-210 of the Uniform Commercial Code, to make a Request for an accounting and/or a Request regarding a list of collateral and/or a Request regarding a statement of account. The foregoing power of attorney is coupled with an interest and is irrevocable and shall be exercisable by Landlord with respect to any liens or other interests claimed in any property located in the Premises, including liens or other interests which were not consented to by Landlord or were otherwise granted or created in violation of this Lease.

(e) Anything in this Lease to the contrary notwithstanding, in order to cover the extra expense involved in handling delinquent payments, Tenant shall pay a “late charge” in an amount equal to the greater of (i) 5% of any delinquent payment, or (ii) $250.00, when any installment of Base Rent (or any other amount as may be considered Additional Rent under this Lease) is paid more than five (5) days after the due date thereof. It is hereby understood that this charge is for extra expenses incurred by the Landlord in processing the delinquency.

(f) Tenant hereby appoints as its agent to receive service of all dispossessory or other proceedings and notices thereunder and under this Lease the person apparently in charge of the Premises at the time, and if no person then appears to be in charge of the Premises, then such service or notice may be made by attaching the same to the main entrance of the Premises, provided that, in such later event, a copy of any such proceedings or notice shall also be mailed to Tenant in the manner set forth in Article 33 hereof.

(g) Tenant shall be considered in “Habitual Default” of this Lease upon (i) Tenant’s failure, on three (3) or more occasions during any Lease Year, to pay, when due, any installment of Base Rent, Additional Rent, or any other sum required by the terms of this Lease, or (ii) Tenant’s repeated violation of, or failure to comply with, any term, covenant or condition of this Lease after written notice of such violation or failure to comply has been given by Landlord to Tenant. Upon the occurrence of an event of Habitual Default on the part of Tenant, Tenant shall immediately be deemed to have released any and all options or rights granted, or to be granted, to Tenant under the terms of this Lease (including, without limitation, rights of renewal, rights to terminate, or rights of first refusal), and Landlord may, in addition to its other remedies under this Lease, by notice to Tenant, increase the security deposit required hereunder to an amount equal to six (6) months Base Rent (or, at Landlord’s option, a lesser period) such amount to be due and payable within ten (10) days after the date of such notice.

(h) Pursuit of any of the foregoing remedies shall not preclude Landlord from pursuing any other remedies therein or at law or in equity provided, nor shall pursuit of any remedy by Landlord constitute a forfeiture or waiver of any rent due to Landlord hereunder or of any damages accruing to Landlord by reason of Tenant’s violation of any of the covenants and provisions of this Lease. Tenant hereby waives any right to assert or maintain any permissive counterclaims against Landlord in any action brought by Landlord to obtain possession of the Premises. No act of Landlord (including, without limitation, acts of maintenance, efforts to relet the Premises, or any other actions taken by Landlord or its agents to protect Landlord’s interests under this Lease) other than a written notice of termination, shall terminate this Lease. The acceptance of keys to the Premises by Landlord, its agents, employees, contractors or other persons on Landlord’s behalf shall not be deemed or constitute to effect a termination of this Lease unless such early termination is evidenced by a written instrument signed by Landlord. The receipt or acceptance of payments of Minimum Rent or Additional Rent by Landlord, its agents, employees, contractors or other persons on Landlord’s behalf after Landlord has elected to terminate this Lease or reenter as provided in this Article shall not be deemed or constitute to effect a cure by Tenant of any default, but shall be deemed to be payment on account with respect to Tenant’s underlying obligations, and Landlord may accept such check without prejudice to any other rights or remedies which it may have against the Tenant.

17. INSURANCE.

(a) Tenant agrees to indemnify and save Landlord and Landlord’s Managing Agent harmless from any and all liabilities, damages, causes of action, suits, claims, judgments, costs and expenses of any kind (including attorneys’ fees): (i) relating to or arising from or in connection with the possession, use, occupancy, management, repair, maintenance or control of the Premises, or any portion thereof; (ii) arising from or in connection with any act or omission of Tenant or Tenant’s agents, employees or invitees; or (iii) resulting from any default, violation or injury to person or property or loss of life sustained in or about the Premises. To assure such indemnity, Tenant shall carry and keep in full force and effect at all times during the Term of this Lease for the protection of Landlord and Landlord’s Managing Agent and Tenant herein, public liability and property damage insurance with combined single limits of not less than One Million Dollars ($1,000,000.00) per occurrence; with not less than a Two Million Dollar ($2,000,000.00) aggregate per location. If any act or omission of Tenant in violation of the provisions of this Lease alters the classification or increase the rate of insurance on the Building or the Property then Landlord’s costs and expenses Incurred with respect to curing any such default of Tenant, and any costs and expenses incurred by Landlord (including, without limitation, attorney fees) as a direct or indirect result of any default of Tenant (whether or not cured by Tenant) shall, upon demand, be paid for by Tenant as Additional Rent.

(b) Tenant shall be and remain liable for the maintenance, repair and replacement of all plate glass in the Premises with glass of like kind and quality. If requested by Landlord, Tenant shall keep the same insured under a policy of plate glass insurance.

(c) Tenant shall obtain and at all times during the Term hereof maintain, at its sole cost and expense, policies of insurance covering the Premises and any permanent alterations to the Premises made by Tenant or Landlord in accordance with this Lease (excluding only structural improvements and components required to be insured and maintained by Landlord) including, without limitation, decorative finishes, equipment, lighting or fixtures unique to Tenant’s use of the Premises and any trade fixtures or other fixtures or property (including improvements which may not be removed by Tenant under the terms of this Lease), and all of Tenant’s fixtures, equipment and inventory installed and/or located in the Premises, in an amount of not less than the full replacement cost of said items, with the classification “Fire and Extended Coverage” together with insurance against vandalism, malicious mischief, and sprinkler leakage or other sprinkler damage, boiler and pressure vessel insurance, and any proceeds of such insurance so long as this Lease shall remain in effect, shall be used only to repair or replace the items so insured.

(d) Said public liability and property damage insurance policies and any other insurance policies carried by Tenant with respect to the Premises shall: (i) be issued in form acceptable to Landlord by good and solvent insurance companies, qualified to do business in the state in which the Premises is located and reasonably satisfactory to Landlord; (ii) be endorsed to name Landlord, Landlord’s Managing Agent, Tenant and any other parties in interest from time to time designated in writing by notice from Landlord to Tenant as Additional Insureds; (iii) be written as primary policy coverage and not contributing either to or in excess of any coverage which Landlord may carry; (iv) provide for thirty (30) days prior written notice to Landlord of any cancellation or other expiration of such policy or any defaults or material changes thereunder; and (v) contain an express waiver of any right of subrogation by the insurance company against Landlord and Landlord’s Managing Agent. Such insurance policies shall be obtained from an approved insurance company and Tenant shall deliver a copy of said policy or an original Certificate of Insurance to Landlord, before Tenant takes occupancy of the Premises, showing the same to be in full force and effect. Neither the issuance of any insurance policy required hereunder, nor the minimum limits specified herein with respect to Tenant’s insurance coverage shall be deemed to limit or restrict in any way Tenant’s liability arising under or out of this Lease.

(e) In addition to the indemnity and insurance provision stipulated in this Article, the Tenant shall also obtain and at all times during the Term of this Lease maintain the following additional insurance of the type marked below with an “X:”

18. PROPERTY AT TENANT’S RISK. It is understood and agreed that all personal property in the Premises, of whatever nature, whether owned by Tenant or any other person, shall be and remain at Tenant’s sole risk and Landlord shall not assume any liability or be liable for any damage to or loss of such personal property, arising from the bursting, overflowing, or leaking of the roof or of water or sewer pipes, or from heating or plumbing fixtures or from the handling of electric wires or fixtures or from any other cause whatsoever. In addition to all other remedies provided for in this Lease, to secure the payment of all Minimum Rent, Additional Rent or any other monies owed by Tenant to Landlord, Landlord shall have, at Landlord’s option and upon notice thereof to Tenant, a security interest in all tangible personal property of Tenant on or about the Premises, including, but not limited to, inventory, furniture, trade fixtures equipment, etc., and this Lease is intended to be and shell be a security agreement, as defined in the Uniform Commercial Code. Tenant hereby authorizes Landlord, by and through its attorney, officers or other agent designated by Landlord, to execute and/or record a UCC-1 on Tenant’s behalf to perfect any security interest created under this Article, and Tenant shall reimburse Landlord for all fees or other costs incurred in connection with recording a UCC-1. Tenant agrees, upon the request of Landlord, if required by applicable law, to execute any and all documents which Landlord deems necessary or desirable in order to perfect such security interest, including, but not limited to a UCC-1 financing statement (a “UCC-1”).

19. ASSIGNMENT; SUBLETTING.

(a) Neither Tenant, nor any of its permitted successors or assigns, shall transfer, assign, mortgage, encumber, or, by operation of law or otherwise, pledge, hypothecate, or assign all or any of its interest in this Lease, or sublet or permit the Premises, or any part thereof, to be used by others, including, but not by way of limitation, concessionaires or licensees of Tenant, without the prior written consent of Landlord, in each instance, which consent Landlord shall not unreasonably withhold if the requirements of this Article 19 and the requirements and conditions set forth in other provisions of this Lease are fully complied with. Any such subletting or assignment shall be referred to as a “Transfer”, and the person to whom Tenant’s interest is transferred shall be referred to as a “Transferee”.

(b) The prohibition against any Transfer without the prior written consent of Landlord shall apply, without limitation, to the following circumstances, each of which shall be deemed a Transfer: (i) if Tenant or any guarantor of this Lease is a corporation (other than a corporation, the outstanding voting stock of which is listed on a “national securities exchange,” as defined in the Securities Exchange Act of 1934), and if shares of such corporation are transferred by sale, assignment, bequest, inheritance, operation of law or otherwise (including, without limitation, a transfer to or by a receiver or trustee in federal or state bankruptcy, insolvency or other proceeding), so as to result in or make possible a change in the present control of such corporation; (ii) if Tenant or any guarantor of this Lease is a partnership, any change in control or ownership of such partnership; (iii) any transfer by sale, assignment, bequest, inheritance, operation of law or other disposition of all or substantially all of the assets of Tenant or any guarantor which results in or makes possible a change in the present control of the business of Tenant or any such guarantor; (iv) any other change in ownership of Tenant, any guarantor of this Lease or the business operated by Tenant; or (v) any subletting or assignment which occurs by operation of law, merger, consolidation, or reorganization or any change of Tenant’s corporate or proprietary structure, in no event may Tenant assign this Lease, or sublease the Leased Premises, if Tenant is in default under this Lease.

(c) In the event that Tenant desires to effect a Transfer hereunder, Tenant shall give Landlord written notice (the “Transfer Notice”) thereof. To be effective, the Transfer Notice shall be accompanied by Tenant’s check, payable to the order of Landlord, or Landlord’s Agent, in an amount equal to One Thousand and No/100 Dollars ($1,000,00) to compensate Landlord for the cost of reviewing the proposed Transfer and specify the proposed Transferee, and the proposed terms of the Transfer, and contain such information about the proposed Transferee, its experience, its financial situation, its methods of operation, and its impact on the Building, as a prudent businessman would require in making the Transfer decision. Tenant specifically agrees to apprise Landlord of any adverse or negative information in its possession concerning the proposed Transfer and the proposed Transferee. The Transfer Notice shall also contain a certificate by Tenant (or an officer or general partner of Tenant if Tenant is a corporation or partnership) of all “Transfer Consideration” (as defined below) or payable in connection with the proposed Transfer. Within sixty (60) days of the receipt of the Transfer Notice, Landlord shall, by written notice to Tenant, elect: (i) to permit the proposed Transfer; (ii) to terminate this Lease; (iii) to sublet with the right to further sublet from Tenant for the balance of the Term of this Lease (a) all of the Premises, or (b) only so much of the Lease Premises as Tenant proposed to Transfer, at the same rental as Tenant is obligated to pay to Landlord hereunder; or (iv) to deny consent to the proposed Transfer, in which event Tenant shall continue to occupy the Lease Premises and comply with all of the terms and conditions hereof. In the event that Landlord fails to give Tenant written notice of its election hereunder within the specified sixty (60) day period. Landlord shall be deemed to have denied its consent to the proposed Transfer.

(d) If this Lease is transferred, the permitted Transferee shall assume by written instrument all of Tenant’s obligations under the Lease and such Transferee, at least thirty (30) days prior to the effective date of the permitted Transfer, shall deliver to Landlord the proposed sublease, assignment and assumption agreement or other instrument evidencing the Transfer and the Transferee’s undertaking of Tenant’s obligations under the Lease. All of such documents shall be subject to Landlord’s prior written approval. In the event of a permitted Transfer, Tenant shall continue to be liable hereunder, and shall not be released from performance hereunder In addition to the Rent reserved hereunder, Tenant shall pay to Landlord all monies, property and other consideration of every kind whatsoever paid or payable to Tenant in consideration of or related to such Transfer and for all property transferred to the Transferee, as all or part of the consideration including, without limitation, fixtures, other Leasehold Improvements, furniture, equipment and furnishings (collectively, ail of the foregoing monies, property and other consideration shall be referred to as the “Transfer Consideration”), but excluding bona fide consideration paid for transfer of Tenant’s Property. Following a permitted Transfer of this Lease, Landlord shall not be required to send the named Tenant any notice of default by the approved Transferee.

(e) Any Transfer without Landlord’s consent, whether as a result of any act or omission of Tenant, or by operation of law or otherwise, shall not be binding upon Landlord, and shall confer no rights upon any third person. Each such unpermitted Transfer shall, without notice or grace period of any kind, constitute a default by Tenant under this Lease. Consent by Landlord to any one Transfer shall not constitute a waiver of the requirement for consent to any other Transfer. Notwithstanding anything in this Article or any decision of any court to the contrary, it shall be deemed reasonable for Landlord to refuse consent to a Transfer if, at the time Landlord’s consent is requested, other premises in the Building suitable for the prospective Transferee’s use are (or soon will be) available. No reference in this Lease to assignees, subtenants or licensees shall be deemed to be a consent by Landlord to the occupancy of the Leased Premises by any such assignee, subtenant or licensee. If Tenant’s interest in this Lease is assigned whether or not in violation of the provisions of this Article, Landlord may collect rent from the assignee If the Premises or any part thereof, are sublet to, or occupied or used by any person or entity other than Tenant, whether or not in violation of the Article, Landlord may collect rent from the subtenant, user or occupant. In either case Landlord shall apply the amount collected to the Basic Rent and Additional Rent payable under this Lease, but neither any such assignment subletting, occupancy or use, whether with or without Landlord’s prior consent, nor any such collection or application shall be deemed to create any privity between Landlord and any subtenant or to be a waiver of any term covenant or condition of this Lease or the acceptance by Landlord of such assignee, subtenant, occupant or user as Tenant The listing of any name other than that of Tenant on any door of the Premises or of the Premises or on any directory in the Building, or otherwise, shall not operate to vest in the person or entity so named any right or interest in this Lease or in the Premises or be deemed to constitute, or serve as a substitute for, any prior consent of Landlord required under this Article, and it is understood that any such listing shall constitute a privilege extended by Landlord which shall be revocable at Landlord’s will by notice to Tenant. Neither an assignment of Tenant’s interest in this Lease nor a subletting, occupancy or use of the Premises or any part thereof by any person or entity other than Tenant, nor the collection of rent by Landlord from any person or entity other than Tenant as provided in this Article, nor the collection of rent by Landlord from any person or entity other than Tenant as provided in this Article, nor the’ application of any such rent as provided in this Article shall, in any circumstances, relieve Tenant from its obligation fully to observe and perform the terms, covenants and conditions of this Lease on Tenant’s part to be observed and performed. As security for this Lease, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant. For any period during which Tenant is in default hereunder, Tenant hereby authorizes each such subtenant to pay said rent directly to Landlord upon the subtenant’s receipt of notice from Landlord specifying same Landlord’s collection of such rent shall not be construed as an acceptance of such subtenant as the tenant under this Lease, Each sublease is subject to the condition that if the Lease Term is terminated as a result of Tenant’s default or if Landlord succeeds to Tenant’s interest in the Premises by voluntary surrender or otherwise, at Landlord’s option (but expressly without any obligation to so elect) the subtenant shall be bound to Landlord for the balance of the term of such sublease and shall attorn to and recognize Landlord as its landlord under the terms of such sublease. If Tenant is a corporation, limited liability company or partnership, Tenant represents that the ownership and power to vote its entire outstanding capital stock or partnership interests belongs to and is vested in the persons listed on Exhibit E; provided, however that the provisions of this sentence shall not apply to a publicly held entity described in clause (i) of paragraph (b) of this Article 19.

20. SIGNS. No sign, advertisement or notice shall be inscribed, painted, affixed or displayed on the windows or exterior walls of the Premises or on any public area of the Building, except the directories and the office doors, and then only in such places, numbers, sizes, color and style as are approved by Landlord and which conform to all applicable laws and/or ordinances, Any and all permitted signs shall be installed and maintained by Landlord at Tenant’s sole expense. During the period of six months prior to the expiration of this Lease or any renewal thereof, Landlord shall have the right to display on the exterior of the Premises a sign advertising the space as available “For Rent.” Notwithstanding the aforesaid, but subject to all applicable laws and/or ordinances, Landlord will install, at Tenant’s sole cost and expense, one (1) identification sign on the front side of the Building, and one (1) identification sign on the rear side of the Building facing I-270 above the entrance to the Premises (the “Additional Signs”) under the following terms and conditions: (i) The exact size and location of. and all plans and specifications for, the Additional Signs shall be subject to Landlords approval, which will not be unreasonably withheld; and (ii) after the initial installation by Landlord, Tenant shall, at Tenant’s sole cost and expense, repair, replace and maintain the Additional Signs, in good condition, consistent with general construction standards; and (iii) Landlord shall obtain, at Tenant’s sole cost and expense, all permits and approvals for the installation of the Additional Signs, but Landlord shall not obtain any variance or waiver of any governmental requirements if any such variance or waiver would reduce or otherwise adversely affect the ability of Landlord or other tenants of the Building to install or replace signs which would be permitted but for any variance or waiver of any governmental requirements obtained for the Additional Signs. Notwithstanding the foregoing to the contrary, but subject to the provisions of Article 57 below, Tenant shall also be permitted to install lettering on the suite entry glass door or on a glass panel adjacent to the suite entry door that includes Tenant’s name, Tenant’s wholly owned subsidiary. Teletronics (Beijing) Science & Technology Company, and Tenant’s affiliated corporation, Zejiang Xun Yun Tian Corporation.

21. RULES AND REGULATIONS. Tenant shall at all times comply with the rules and regulations set forth on Exhibit B attached hereto, and with any additions thereto and modifications thereof adopted from time to time by Landlord, and each such rule or regulation shall be deemed to be a covenant of this Lease to be performed and observed by Tenant.

22. PARKING. Landlord grants Tenant the non-exclusive, unassigned, right to use the parking area or areas designated by the Landlord, at no cost to Tenant for the duration of the Term, including any extensions thereof. Tenant hereby agrees to comply with all traffic and parking rules and regulations imposed by Landlord from time to time.

23. LANDLORD ACCESS. Except in the event of an emergency, for which Landlord shall not be required to provide advance notice to Tenant, Landlord shall have the right to enter upon the Premises upon reasonable prior notice, which notice may be telephonic, for purposes of (i) showing the Premises to prospective tenants; (ii) to post the Premises with “For Rent” or other offering signs, as Landlord may deem appropriate; (iii) to exhibit the same to prospective purchasers or mortgagees; and (iv) to inspect the Premises to see that Tenant is complying with all its obligations hereunder, or to make required repairs.

24. SUBORDINATION.

(a) This Lease is subject and subordinate to the lien of any ground leases and to all mortgages, deeds of trust or deeds to secure debt which may now or hereafter affect or encumber the Building or the real property of which the Premises form any part, and to all renewals, modifications, consolidations, replacements or extensions thereof This Article shall be self-operative and no further instrument of subordination shall be required. In confirmation of any such subordination, Tenant shall execute within five (5) days after receipt, any certificate that Landlord may reasonably so request. No foreclosing lender nor any purchaser at foreclosure shall be liable for any defaults (including defaults of a continuing nature) by any prior landlord, or for the return of any security deposit; Tenant covenants and agrees to attorn to Landlord or to any successor to Landlord’s interest in the Premises, whether by sale, foreclosure or otherwise.

(b) Not with standing the foregoing, in the event any ground lessor, mortgagee or the holder of any deed of trust or deed to secure debt shall elect to make the lien of this Lease prior to the lien of its ground lease or mortgage, then, upon such party giving Tenant written notice to such effect at any time prior to the commencement of foreclosure by filing a notice thereof for record among the land records, this Lease shall be deemed to be prior in lien to the lien of such ground lease or mortgage, whether dated prior or subsequent thereto.

25. MORTGAGEE PROTECTION. Tenant agrees to give any Mortgagees and/or Trust Deed Holders, by Registered Mail, a copy of any Notice of Default served upon Landlord, provided that prior to such notice, Tenant has been notified, in writing, (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagees and/or Trust Deed Holders, Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagees and/or Trust Deed Holders shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days, any Mortgagee and/or Trust Deed Holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated while such remedies are being so diligently pursued. Tenant agrees that in the event of the sale of the Property, by foreclosure or deed in lieu thereof, the purchaser at such sale shall only be responsible for the return of any security deposit paid by Tenant to Landlord in connection with this Lease to the extent that such purchaser actually receives such security deposit.

26. CONSTRUCTION OF TENANT IMPROVEMENTS BY LANDLORD. Landlord, at Landlord’s sole cost and expense, shall make such improvements in and to the Premises as are designated on the Tenant’s layout and specifications in a workmanlike manner and in accordance with applicable building codes (“Landlord’s Work”) labeled Exhibit C attached hereto (or shall be attached hereto when completed and approved by the Landlord and Tenant) and by this reference made a part hereof. Any improvements other than those shown on Exhibit C shall be subject to Landlord’s prior written approval, shall be at the Tenant’s sole expense, and shall be constructed by Landlord, It is agreed that the cost of any such additional improvements, shall be paid by Tenant, as Additional Rent, within ten (10) days of presentation of a bill therefor. Landlord’s sole obligation with respect to the improvements set forth on Exhibit C is to construct such improvements in accordance with the layout, plans and specifications set forth on Exhibit C Landlord does not represent or warrant to Tenant that the work described on Exhibit C is sufficient to make the Premises suitable for Tenant’s intended use or that such work will be sufficient to enable Tenant to obtain a certificate of occupancy for the Premises. In the event that leasehold improvements are to be supplied by the Landlord, the Tenant agrees to designate two persons who are authorized to originate and/or approve change orders and additions associated with leasehold improvements to the Premises. These designees are: Sean Zhang and Helen Xia.

The Landlord will not be responsible for any changes from the approved improvement plan, unless the change is requested by the Tenant in writing. Within a reasonable period of time after receipt of a written change order from the Tenant, Landlord will provide Tenant with an estimate of the cost of the change and any time delay that may occur as a result of the change. The Rent Commencement Date as herein defined will not be affected by delays resulting from Tenant requested change orders.

27. HOLD-OVER; SURRENDER OF PREMISES. If Tenant shall not immediately surrender the Premises the day after the end of the Term hereby created, then Tenant shall, by virtue of this agreement, become, at Landlord’s option, either (a) a tenant at sufferance, or (b) a tenant from month-to-month. In either of such events, rent shall be payable at a monthly or daily rate, as the case may be, of one hundred fifty percent (150%) of the Base Rent and Additional Rental payable by Tenant immediately prior to the expiration or termination of the Term, with said tenancy to commence on the first day after the end of the Term above demised; and said tenancy shall be subject to all of the conditions and covenants of this Lease insofar as such covenants and conditions are applicable thereto. Nothing contained in this Lease shall be construed as a consent by Landlord to the occupancy or possession of the Premises after the expiration of the Term of this Lease. If Landlord fails to make an election under clause (a) or (b) within ten (10) days after the expiration or termination of the Term, the hold-over tenancy shall be deemed to be a tenancy from month-to-month. If Tenant holds over as a month-to-month tenant, each party hereto shall give to the other at least thirty (30) days written notice to quit the Premises (any right to a longer notice period being hereby expressly waived), except in the event of non-payment of rent in advance or of the other Additional Rents provided for herein when due, or of the breach of any other covenant by the said Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days’ notice to quit being expressly waived; provided, however, that in the event Tenant shall holdover after expiration of the Term hereby created, and if Landlord shall desire to regain possession of said Premises promptly at the expiration of the Term aforesaid, then at any time prior to the date Landlord makes (or is deemed to have made) its election under Clause (b) of this Article, Landlord at its option, may re-enter and take possession of the Premises forthwith, without process, or by any legal action or process in force in the state in which the Premises is located; provided, however, that if Landlord has accepted rent for any period beyond the expiration of the Term and Tenant is not then in default under any of the provisions of this Lease. Landlord shall promptly refund to Tenant an amount equal to any excess rental received by Landlord with respect to any period after Landlord exercises its right to re-enter the Premises under this Article. At the expiration of or earlier termination of the Term of this Lease, Tenant shall peacefully surrender the Premises to Landlord, in condition required under Article 9(a) of this Lease, ordinary wear and tear excepted to the extent the Premises is not required to be repaired and/or maintained by Tenant. Tenant shall surrender all keys for the Premises to Landlord and shall notify Landlord in writing of all combinations of locks, safes, and vaults, if any in the Premises. If the Premises are not surrendered as and when aforesaid, Tenant shall indemnify and hold Landlord harmless from and against all claims, loss or liability (direct, indirect, foreseeable or unforeseeable) resulting from the delay by Tenant in surrendering the Premises including, without limitation, any claims made by any succeeding occupant based upon Landlord’s inability to deliver the Premises to any such succeeding occupant. Tenant shall comply with the provisions of Article 9 hereof respecting Tenant’s Property. Tenant’s obligations to observe and perform the covenants set forth in this Article shall survive the expiration or earlier termination of this Lease.

28. ESTOPPEL CERTIFICATES. Tenant agrees, at any time and from time to time, upon not less than five (5) business days prior written notice by Landlord, to execute, acknowledge and deliver to Landlord or to such person(s) as may be designated by Landlord, a statement in writing (i) certifying that Tenant is in possession of the Premises, has unconditionally accepted the same and is currently paying the rents reserved hereunder, (ii) certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), (iii) stating the Rent Commencement Date and the dates to which the rent and other charges hereunder have been paid by Tenant and (iv) stating whether or not to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and, if so, specifying each such default of which notices to Landlord should be sent. If Tenant fails to execute and return any such agreement to Landlord within such five (5) day period, then Landlord shall be entitled to collect from Tenant, as liquidated damages with respect to such default of Tenant in addition to Base Rent and other amounts payable hereunder, as Additional Rent, an amount equal to one-half of one percent (1/2%) of the then amount of Base Rent then payable under this Lease, for each day Tenant delays in returning the requested agreement to Landlord. Any such statement delivered pursuant hereto may be relied upon by any owner, prospective purchaser, mortgagee or prospective mortgagee of the Building or of Landlord’s interest therein, or any prospective assignee of any such mortgagee.

29. QUIET ENJOYMENT. Landlord warrants that it has the right to make this Lease for the Term aforesaid and that it will put Tenant into complete and exclusive possession of the Premises. Landlord covenants that if Tenant pays the rent and all other charges provided for herein, performs all of its obligations provided for hereunder and observes all of the other provisions hereof, Tenant shall at all times during the Term hereof peaceably and quietly have, hold and enjoy the Premises, without any interruption or disturbance from Landlord, or anyone claiming through or under Landlord, subject to the terms hereof.

30. DELAY. In the event Landlord for any reason is unable to deliver possession of the Premises to Tenant on or before the Rent Commencement Date, at Landlord’s option, this Lease shall remain in full force and effect and Tenant shall have no claim against Landlord by reason of any such delay, but no rent shall be payable during the pendency of any such delay, or upon written notice to Tenant, Landlord may terminate this Lease and, except for the return of any security deposit or prepaid rent, Landlord shall have no further obligation or liability to Tenant. In the event that Landlord does not so terminate this Lease, at such time as Landlord tenders possession of the Premises to Tenant in writing, Tenant shall commence payment of rent pursuant to Article 3 hereof, and the expiration date of the Term of this Lease shall be extended for a period equal to the period of such delay. In the event of any such delay, Tenant shall execute a Commencement and Estoppel Agreement as provided in Article 2, specifying the date on which possession of the Premises was tendered by Landlord. Notwithstanding the foregoing, but subject to Force Majeure as set forth in Article 55 of the Lease, in the event Landlord, for any reason, is unable to deliver possession of the Premises to Tenant by August 1, 2014 and Tenant has submitted a signed Lease to Landlord on or before April 16, 2014, then Landlord shall provide Tenant with one (1) additional month of abatement of Tenant’s Base Rent.

31. MODIFICATIONS DUE TO FINANCING. If, in connection with obtaining temporary or permanent financing for the Building or the land upon which the Building is located, any such lender shall request reasonable modifications of this Lease as a condition to such financing, Tenant agrees that Tenant will not unreasonably withhold, delay or defer the execution of any agreement of modification of this Lease provided such modifications do not increase the financial obligations of Tenant hereunder or materially adversely affect the leasehold interest hereby created or Tenant’s reasonable use and enjoyment of the Premises.

32. ATTORNEYS. Tenant acknowledges that it has engaged counsel in connection with the negotiation of this Lease, or that Tenant has freely decided to enter into this Lease without engaging the services of counsel.

33. NOTICES. All notices, rent or other payments required or desired to be given hereunder by either party to the other shall be sent by first class mail, postage prepaid, or by a reputable commercial messenger service, except that notices of default and notices related to the exercise of options or other rights under this Lease shall be sent by certified mail, return receipt requested or by a receipted overnight commercial messenger service (such as Federal Express, UPS, or DHL) for delivery on the next following business day. Notice of any matter given orally, by telephone, facsimile, email or in any form other than as provided in this Article shall be of no force or effect, and shall not be binding on the intended recipient unless the intended recipient, at its option and without any obligation to do so, sends the party sending such communication a notice in accordance with this Article accepting receipt of such non-conforming notice and waiving the requirements of this Article. Consent by Landlord to any non-conforming notice shall not constitute a waiver of the requirements of this Article with respect to any subsequent notice or notices. Notices sent by mail shall be deemed to be received on the date of actual receipt by the recipient or on the date delivery is refused. Notices sent by a receipted overnight commercial messenger service shall be deemed received on the next business day after depositing with such delivery service. Notices to the respective parties, and any amounts required to be paid hereunder, shall be addressed and sent as follows:

If to Landlord:

Notices and Correspondence	Rent, Payments, Etc.
Windham Management Company	Saul Holdings Limited Partnership
Attention: Legal Department	PO Box 64288
7501 Wisconsin Avenue, Suite 1500E	Baltimore, Maryland (MD) 21264-4288
Bethesda, Maryland (MD) 20814
Main Phone: (301) 986-6000

If to Tenant:

Before the Rent Commencement Date:		After the Rent Commencement Date:
Teletronics International, Inc.		Teletronics International. Inc.
Attention:	Helen Xia	Attention:	Helen Xia
2 Choke Cherry Road, Suite 100		220 Perry Parkway, Suite 5
Rockville, Maryland 20850		Gaithersburg, Maryland 20877
Phone: (301) 309-8500		Phone:	(240)-888-3032

Either party may designate a substitute address, from time to time, by notice in writing sent in accordance with the provisions of this Article 33.

34. APPLICABLE LAW. This Lease shall be construed under the laws of the State in which the Premises is located.

35. NO RESERVATION. The submission of this Lease for examination does not constitute a reservation of or notion for the Premises and this Lease becomes effective only upon execution and delivery thereof by Landlord Niether party shall have any legal obligation to the other in the event that the Lease contemplated herein is not consummated for any reason Discussions between the parties respecting the proposed Lease described herein, shall not serve as a basis for a claim against either party or any officer, director or agent of either party.

36. PARTIES- ASSIGNS AND SUCCESSORS. Feminine or neuter pronouns may be substituted for those of the masculine form, and the plural may be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. The term “Landlord’ as used in this Lease, means on by the owner for the time being of the Landlord’s interest in this Lease; and, in the event of the sale, assignment or transfer by such owner of the Landlord’s interest in this Lease, such owner shall thereupon be released and discharged of all covenants and obligations of Landlord hereunder thereafter accruing. Except as provided in the preceding sentence all of the covenants agreements, terms, conditions, provisions and undertakings in this Lease shall inure to the benefit of, and shall extend and be binding upon, the parties hereto and their respective heirs, executors, legal representatives, successors and assigns, to the same extent as if they were in every case expressed. If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or or her business association to pay rent and perform all other obligations hereunder shall be deemed to be joint and several and any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given by or to all thereof. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue or statute or general law, subject to personal liability, the liability of each such member shall be joint and several, Nothing in this Lease shall be deemed to create any right in any person or entity not a party hereto, no such person or entity shall be deemed a third party beneficiary under this Lease and no such person or entity shall have the right, by virtue of this Lease, to enforce such rights or to enjoin any actual or threatened violation of such rights by either party to this Lease.

37. SEVERABILITY. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall to any extent be held invalid or unenforceable, the remainder of this Lease or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held or unenforceable, shall not be affected thereby and each term, covenant and condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

38. RENT TAX. If applicable in the jurisdiction where the Premises are situated, Tenant shall pay and be liable for all rental sales and use taxes or other similar taxes, if any, levied or imposed by any City, State, County or other governmental body having authority, such payments to be in addition to all other payments required to be paid to Landlord by Tenant under the terms of this Lease. Any such payments shall be paid concurrently with the payment of the rent upon which the tax is based as set forth above.

39. ACTS OF GOD. Landlord shall not be required to perform any covenant or obligation in this Lease, or be liable in damages to Tenant, so long as the performance or non-performance of the covenant or obligation is delayed, caused by or prevented by an act of God or force majeure.

40. LANDLORD’S LIABILITY. Tenant agrees that Landlord shall have no personal liability with respect to any of the provisions of this Lease and Tenant shall look solely to the estate and property of Landlord in the land and buildings comprising the Property of which the Premises form a part for the satisfaction of Tenant’s remedies, including without limitation, the collection of any judgment or the enforcement of any other judicial process requiring the payment or expenditure of money by Landlord, subject, however, to the prior rights of any holder of any Mortgage covering all or part of the Property, and no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim and, in the event Tenant obtains a judgment against Landlord, the judgment docket shall be so noted. This Section shall inure to the benefit of Landlord’s successors and assigns and their respective principals.

41. REMEDIES CUMULATIVE; NO WAIVER. All rights and remedies given herein and/or by law or in equity to Landlord are separate, distinct and cumulative, and no one of them, whether exercised by Landlord or not shall be deemed to be in exclusion of any of the others. No failure of Landlord to exercise any power given Landlord hereunder or to insist upon strict compliance by Tenant with his obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord’s right to demand exact compliance with the terms hereof.

42. MODIFICATION. This writing is intended by the parties as the final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein No course of prior dealings between the parties or their affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of his Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can only be modified by a written agreement signed by all of the parties hereto or their duly authorized agents.

If drafts of this Lease or other communications between the parties were sent by email or other electronic methods then the following additional provisions shall also apply: (i) any typewritten signature included with any e-mail or any document attached to any email is not an electronic signature within the meaning of Electronic Signatures in Global and National Commerce Act or any other law of similar import, including without limitation, the Uniform Electronic Transactions Act (“UETA”), as the same may be enacted in any State, (ii) any transmission of this Lease is not intended as an “electronic signature” to a “record” of such transaction (as those terms are defined under UETA); instead, it is Landlord’s intention that a record of such transaction shall be created only upon manually-affixed original signatures on an original Lease document, and (iii) the final, definitive version of this Lease shall be created by Landlord (the “Final Draft”), and Tenant authorizes Landlord to affix to the Final Draft the original, manually executed signature pages attached by Tenant to the executed document submitted by Tenant to Landlord.

43. WAIVERS. Landlord and Tenant each hereby waives all right to trial by jury in any claim, action proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant and/or Tenant’s use or occupancy of the Premises Tenant hereby expressly waives (to the extent legally permissible) for itself and all persons claiming by, through or under it, any right of redemption or right for the restoration of the operation of this Lease under any present or future law in case Tenant shall be dispossessed for any cause, or in case Landlord shall obtain possession of the Premises as provided in this Lease. Tenant understands that the Premises are leased exclusively for business, commercial and mercantile purposes and therefore shall not be redeemable under any provision of law.

44. INTERPRETATION. Captions and headings are for convenience and reference only. Whenever in this Lease any printed portion, or any part thereof, has been stricken out, whether or not any replacement provision has been added this Lease shall be read and construed as if the material so stricken out were never included herein, and no implication shall be drawn from the text of the material so stricken out which would be inconsistent in any way with the construction or interpretation which would be appropriate if such material had never been contained herein. The Exhibits referred to in this Lease and attached hereto are a substantive part of this Lease and are incorporated herein by reference. In any legal proceeding respecting this Lease, this Lease will be construed with equal weight for the rights of both parties, the terms hereof having been determined by free and fair negotiation, with due consideration for the rights and requirements of both parties. Both parties agree that they have had equal input into the wording and phraseology of the provisions of this Lease, and that, therefore, no provision will be construed as drafted by one party or the other without respect to whose draft of this Lease the wording or phraseology arises. If any of the typewritten portions of this Lease conflict with any of the printed provisions of this Lease, the provisions set forth in the typewritten portions shall control; provided, however, that to the extent the printed portions of this Lease may be read in a manner which will not conflict with the provisions of the typewritten portions, then such interpretation shall be deemed to be the correct interpretation of the provisions of this Lease.

45. FINANCIAL STATEMENTS. Tenant, upon Lease execution, and thereafter upon written request by Landlord, will provide Landlord with a copy of its current financial statements consisting of a balance sheet, an earnings statement statement of changes in financial position, statement of changes in Tenant’s equity, and related footnotes, prepared in accordance with generally accepted accounting principles. Such financial statements must be either certified by a CPA or sworn to as to their accuracy by Tenant’s most senior official and its chief financial officer. The financial statements provided must be as of a date not more than twelve (12) months prior to the date of request. Landlord shall retain such statements in confidence, but may provide copies to lenders and potential lenders.

46. NO RECORDING OF LEASE. Tenant shall not record this Lease without first obtaining the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. If Landlord consents to the recording of this Lease or a memorandum of this Lease, Tenant shall, at Tenant’s sole cost and expense, record a termination of such recorded document among the land records of the jurisdiction in which the Premises is located within thirty (30) days after the expiration or termination of this Lease.

47. ENTITY TENANTS. If Tenant is a corporation, partnership or limited liability company, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is duly constituted as such entity and is qualified to do business in the state where the Premises are located; all Tenant’s franchise and corporate taxes have been paid to date- all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors, partnership agreement or other applicable authority of such entity to execute and deliver this Lease on behalf of the Tenant. Attached hereto and made a part hereof is (a) a certificate of good standing, dated within sixty (60) days prior to the Lease Date issued by the jurisdiction in which Tenant is organized, and (b) one or more of the following confirming the authorization and due execution of this Lease by Tenant: (i) a certificate of Tenant’s Secretary if Tenant is a corporation’ or (ii) a consent of the general partners if Tenant is a partnership, or (iii) a certified copy of the Articles of Organization, operating agreement or other evidence satisfactory to Landlord evidencing the authority of the members of a limited liability company executing this Lease on behalf thereof. If Tenant fails to deliver to Landlord any of the items described in Clauses (a) or (b) above on or before the date submits this Lease to Landlord for execution, then Landlord may at its option, elect (to the extent such documents or information is available from governmental or other sources) to obtain any such items which Tenant has failed to deliver, in which event Tenant shall reimburse Landlord for all costs and expenses incurred in obtaining such items plus an additional processing fee of three times the Landlord’s actual cost of obtaining such items to compensate Landlord for the administrative work in performing Tenant’s obligations under this Article 47.

48. SURVIVAL. Notwithstanding anything to the contrary contained in this Lease, the expiration of the Term of this Lease, whether by lapse of time or otherwise, shall not relieve Tenant from Tenant’s obligations accruing prior to the expiration of the Term.

49. LANDLORD’S RIGHTS. In addition to Landlord’s rights of self-help set forth elsewhere in this Lease or as provided by law or by equity, if Tenant at any time fails to perform any of its obligations under this Lease in a manner satisfactory to Landlord Landlord shall have the right, but not the obligation, to perform, or cause to be performed, such obligations on behalf and at the expense of Tenant and to take ail such action Landlord deems appropriate to perform or cause to be performed such obligations on behalf and at the expense of Tenant and to take all such action which Landlord deems appropriate to perform such obligations. Landlord’s costs and expenses incurred with respect to curing any default of Tenant, and any costs and expenses incurred by Landlord as a direct or indirect result of any default of Tenant (whether or not cured by Tenant) shall, upon demand, be paid for by Tenant as Additional Rent. In performing or causing the performance of any such obligations of Tenant, Landlord shall incur no liability for any loss or damage that may accrue to Tenant, the Premises or Tenant’s Property by reason thereof. The performance by Landlord of any such obligations shall not constitute a release or waiver of any of Tenants obligations under this Lease Tenant shall reimburse Landlord upon demand for any costs or expenses, including attorney fees, incurred by Landlord in connection with the enforcement of Tenant’s obligations hereunder or otherwise incurred by Landlord in connection with any judicial proceedings regarding the rights and obligations of Tenant under this Lease Any and all costs or expenses incurred by Landlord pursuant to the provisions hereof shall be considered as Additional Rent hereunder.

50. SPECIAL STIPULATIONS. The terms, covenants and conditions set forth in any Articles of this Lease numbered higher than this Article 50 (“Special Stipulations”) are intended to supplement and, in certain events, modify or vary, the other provisions set forth in the foregoing provisions of this Lease. If any of the Special Stipulations conflict with any of the foregoing provisions of this Lease, the provisions set forth in the Special Stipulations shall control; provided however, that to the extent the preceding portions of this Lease may be read in a manner which will no conflict with the provisions of the Special Stipulations, then such interpretation shall be deemed to be the correct interpretation of the provisions of this Lease and the Special Stipulations.

51. BROKER. Landlord shall pay the complete commission due in connection with this Lease to James Gregory Brown t/a Kampa/Brown Company and CBRE, Inc. (collectively, “Broker”) pursuant to a separate written agreement between Landlord and Broker. Except in regard to Broker, Landlord and Tenant represent to each other that they have not dealt with any broker(s) or finder(s) concerning this Lease. Landlord and Tenant mutually agree to defend and hold each other harmless against any claims of any person or entity involving a breach of the representation contained in this Article 51 In the event of such a claim by any person or entity, the party against whom the claim is made or the litigation is commenced shall give reasonable notice to the other party with opportunity to such other party to defend against any claim for which indemnity will be sought under this Article 51. The foregoing indemnity and disclosure provisions are for the sole benefit of the parties to this Lease, and nothing contained herein shall be deemed to make Broker a third party beneficiary of this Lease, or entitle Broker, or any other person or entity other than Landlord and Tenant, to enforce this Lease.

52 OPTION TO RENEW. Tenant shall have the option to renew the Term of this Lease for one (1) additional period of five (5) years (the “Option Term”) following the expiration of the initial Lease Term provided that this Lease is in full force and effect, the Tenant shall be in possession and occupying the Premises, and Tenant shall not be in default in the performance or observance of any of the terms, conditions, provisions and/or covenants of the Lease (beyond any applicable grace period granted in the Lease for curing same). All such rights of a renewal shall be exercised by delivery to Landlord of written notice of Tenant’s intention to renew the Term at least six (6) months but not more than twelve (12) months prior to the expiration of the then applicable Term of this Lease. The Option Term shall be on the same terms, covenants and conditions as the original Lease except (i) as to the number of Option Terms (if any) remaining and (ii) that Base Rent for the Option Term shall be payable during the Option Term at the then Prevailing Market Rent (as defined below) of comparable space within the market area of the Building and parking fees for the Option Term shall also be payable at the prevailing market rate. The prevailing market rent shall be established as follows:

(a) Within fifteen (15) business days after receipt of Tenant’s notice exercising its option to extend the Term of this Lease Landlord shall notify Tenant of Landlord’s estimate of Prevailing Market Rent. If Tenant disagrees with Landlord’s estimate of Prevailing Market Rent, Tenant shall, within ten (10) business days after receipt of Landlord’s estimate of Prevailing Market Rent, notify Landlord that it withdraws the decision of exercising the option, or has elected to submit the determination of Prevailing Market Rent to Arbitration, in which event the provisions of subparagraph (b) of this Article shall govern the selection of arbitrators and the establishment of the Prevailing Market Rent payable for the first year of the then applicable Option Term; provided, however, that if Tenant does not elect to submit the determination of Prevailing Market Rent to Arbitration during such ten (10) business day period, then the Landlord’s estimate of Prevailing Market Rent shall be deemed to be agreed to by Tenant, and shall be the Base Rent payable by Tenant to Landlord during the first year of the then applicable Option Term.

(b) As used herein, the term “Prevailing Market Rent” means the most probable rent (as determined pursuant to the appraisal procedure hereinafter set forth) at which the Premises would be leased in a comparable and open market, under all conditions requisite to a fair lease, the Landlord and Tenant each acting prudently, knowledgeably, and assuming the rent is not affected by undue stimulus. Implicit in this definition is the consummation of a lease beginning on the commencement date of the Option Term under conditions whereby:

1.	Landlord and Tenant are typically motivated (i.e., neither party is compelled to enter into a lease and both parties are willing to enter into a lease).

2.	Both parties are well informed or well advised, and each acting in what it considers its own best interest.

3.	A reasonable time is allowed for exposure in the open market.

4.	The Prevailing Market Rent shall be computed as an amount equal to the then prevailing market rental rate of the Premises, as if vacant with the then existing improvements, and taking into account annual adjustments of Base Rent, Tenant’s obligation to pay Tenant’s pro-rata share of Annual Operating Expenses and all existing market factors.

5.	All of the terms, covenants and conditions of the Lease (except terms respecting the amount of Base Rent) remain in effect throughout the applicable Option Term.

6.	If Landlord and Tenant fail to agree upon the Prevailing Market Rent as provided in this Article, within the time periods provided for herein, then Landlord and Tenant each shall give notice to the other setting forth both the name and address of a licensed real estate appraiser (hereinafter “appraiser”) who shall be a M.A.I. Real Estate professional, not affiliated with Landlord or Tenant, with a minimum of ten (10) years’ experience in commercial real estate appraisal in the Gaithersburg, Maryland commercial market, to make the determinations hereafter required. Each appraiser shall be instructed to calculate the Prevailing Market Rent as provided in each of the foregoing sections which is the subject of the dispute and is in accordance with the criteria referenced therein. If either party shall fail to give notice of such designations within ten (10) days after failing to agree between themselves, then the appraisal made by the appraiser so designated shall be the Appraisal Prevailing Market Rent. If two appraisers have been designated, such two appraisers shall consult with each other and, within thirty (30) days thereafter, issue their determinations of Prevailing Market Rent in writing, and give notice thereof to each other and to Landlord and Tenant. If such two appraisers shall concur as to the determination of the Prevailing Market Rent and submit their decision in writing to Landlord and Tenant, such concurrence shall be final and binding upon Landlord and Tenant. If the two determinations of Prevailing Market Rent are within five percent (5%) (measured from the higher appraisal) of each other, the Prevailing Market Rent shall be deemed to be the average of the two appraisers’ determinations. If such two appraisers’ determinations do not so concur or coincide, then such two appraisers shall immediately (i) designate a third appraiser, (ii) prepare detailed written appraisals, and (iii) submit copies of such appraisal to Landlord, Tenant and such third appraiser. If the two appraisers shall fail to agree upon the designation of such third appraiser within five (5) days of the date on which the last determination was rendered, then either party may apply to the American Arbitration Association or any successor thereto having jurisdiction, for the designation of such appraiser. The third appraiser shall have qualifications consistent with those specified for the Landlord’s and Tenant’s appraisers in this Article. The third appraiser shall conduct such hearings and investigations as he may deem appropriate and shall, within twenty (20) days after the date of designation of the third appraiser, choose the determination of the two appraisers originally selected by the parties which is the nearest to the determination such third appraiser would have made acting alone and applying the standards set forth for establishment of Prevailing Market Rent in this Lease, and the choice of the third appraiser shall be binding upon Landlord and Tenant. Each party shall pay its own counsel fees and expenses, if any, in connection with any arbitration under this Article, including the expenses and fees of any appraiser selected by it in accordance with the provisions of this Article, and the parties shall share equally all other expenses and fees of any such arbitration, including the expenses of the third appraiser. The determination rendered in accordance with the provisions of this Article shall be final and binding in fixing the Prevailing Market Rent.

53. TENANT EARLY ENTRY INTO PREMISES. Tenant may, with Landlord’s prior written approval, which will not be unreasonably withheld, and upon reasonable prior notice to Landlord, at Tenant’s risk and upon satisfaction of the requirements of Article 17 of this Lease, enter into the Premises to install telephone, data equipment, and erect vertical storage shelves no earlier than fifteen (15) days prior to the date that Landlord has completed Landlord’s Work as provided in Exhibit C of this Lease. Landlord shall provide Tenant with at least thirty (30) days prior notice of the expected date of substantial completion. Tenant shall use best efforts to coordinate its work with work being done by Landlord and Landlord’s contractors so as to avoid any interference with or delays to Landlord’s Work, and Landlord and Tenant agree to reasonably cooperate with each other to stage and coordinate their respective work. If Landlord determines, in its reasonable discretion, that Tenant has delayed or interfered with Landlord’s Work, then Landlord may require that Tenant cease any installation activity which is causing, or which may cause, any delay or interference, and any such delay shall be considered a Tenant caused delay (“Tenant Caused Delay”). In the event of a Tenant Caused Delay, and, if notwithstanding such Tenant Caused Delay Landlord would have been able to complete its build-out of the Premises to permit Tenant’s occupancy of the Premises prior to August 1, 2014, the Rent Commencement Date shall not be deferred in any manner and Tenant shall commence its payment of Base Rent on the date Tenant would have commenced its payment of Base Rent if not for the occurrence of the Tenant Caused Delay. There shall be no charge to Tenant for Tenant’s early access to the Premises as provided in this Article 53.

54. ROOF ACCESS. Landlord hereby grants Tenant the non-exclusive right at Tenant’s sole risk and expense to access the Building’s roof at various times during the term of the Lease for the sole purpose of performing outdoor communications testing of Tenant’s broadband (WiFi) products by setting up a line-of-sight link through a 3-5 kilometer over the air connection between the product and a designated stationary or mobile unit on the ground (the “Product Testing”) in the designated Testing Location as defined in Exhibit H attached hereto and incorporated herein. Tenant shall be entitled to perform each Product Testing event upon at least seventy-two (72) hours prior submission to Landlord and providing it fully complies with the terms of the written notice attached hereto as Exhibit H. Any work to be performed by Tenant in the Testing Location on the Building’s roof, including installing power and data cabling, if needed, shall be performed in accordance with plans and specifications submitted for Landlord’s prior written approval, which approval shall not be unreasonably withheld.

55. FORCE MAJEURE. If either party shall be prevented or delayed from promptly performing any non-monetary obligation or satisfying any non-monetary condition under this Lease by strike, lockout, labor dispute, inability to obtain labor or materials or reasonable substitutes therefore, act of God, governmental restriction, regulation or control, enemy or hostile governmental action, civil commotion, insurrection, sabotage, fire or other casualty, or any other condition beyond the reasonable control of such party, then the time to perform such obligation or satisfy such condition shall be extended by an amount of time equal to the delay caused by such event. Notwithstanding the foregoing, lack of funds or causes resulting from lack of funds shall not be deemed to be a cause beyond the control of Tenant, and the provisions of this Article shall not operate to excuse Tenant from the prompt payment of any monies required by this Lease.

56. HVAC AND UTILITIES CONDITION. Landlord represents that, to the best of Landlord’s knowledge, the existing (i) plumbing, (ii) electrical wiring, and (iii) heating, ventilation, and air conditioning unit(s) serving the Premises are in working order as of the Lease Date.

57. TENANT’S PERMITTED LICENSEES. Landlord hereby grants to Tenant named herein the right to post the following business names of Tenant’s affiliates on the glass door(or adjacent glass panel) in accordance with Article 20:(I) Teletronics (Beijing) Science & Technology, Co. and (ii) Zejiang Xun Yun Tian Corporation (collectively, the “Affiliates”) Consent by Landlord to the foregoing right shall not constitute a waiver of the requirement for Tenant to obtain consent to post or replace any other business affiliates of Tenant. Landlord’s consent to the foregoing right shall not create any rights in the above named Affiliates against Landlord or any privity between Landlord and the said Affiliates. Tenant represents and warrants to Landlord that, except for occasional and temporary visits by such Affiliate’s personnel, no employees or agents of the Affiliates shall occupy or use the Premises or any part thereof for any purpose other than the posting of their respective names for receipt and transmission of mail and packages without the prior written consent of Landlord In accordance with Article 19 of this Lease. Tenant hereby agrees to indemnify, defend (with counsel acceptable to Landlord), protect and hold Landlord harmless from and against any and all losses, liability, damages, claims, costs and/or expenses arising from or related to the Affiliates’ use of the Premises and right to post their business names on the Premises glass door and receive and transmit mail and packages to and from the Premises as set forth in this Article 57.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease under seal on the day and year first above written.

ATTEST/WITNESS	LANDLORD:	Saul Holdings Limited Partnership
		By:	Saul Centers, Inc., General Partner

/s/ Amy E. Spencer	By:	/s/ J. Page Lansdale
Amy E. Spencer	Printed Name:	J. Page Lansdale
Assistant Secretary	Title:	Executive Vice President - Real Estate

ATTEST/WITNESS	TENANT:	Teletronics International, Inc.

/s/ Isabelle Huang	By:	/s/ Dickson Fang
	Printed Name:	Dickson Fang
	Title:	President/CEO
Tenant’s Tax Identification Number:
52-146-3621

SECRETARY’S CERTIFICATE

I Isabelle Huang, Secretary of Teletronics International, Inc., a Delaware corporation (“Corporation”), do hereby certify (i) that the foregoing and annexed Lease was executed and delivered pursuant to. and in strict conformity with the provisions of resolutions of the Board of Directors of said corporation validly adopted at a regularly called meeting of said Board of Directors, and that a quorum was present at said meeting (or validly adopted by unanimous written consent of said Board of Directors in lieu of a meeting), in conformity with the laws of the state of incorporation of said Corporation: and (ii) that the following is a true, correct and complete reproduction of said resolution:

RESOLVED: That Dickson Fang, President of the Corporation shall be and is hereby authorized and empowered for and on behalf of the Corporation to execute acknowledge and deliver the foregoing and annexed Lease by and between Saul Holdings Limited Partnership as Landlord, and Teletronics international, Inc., as Tenant, for those certain Premises located in Avenei Business Park Phase VI, as well as any and all related documents, in order to expeditiously provide for the leasing of sucn Premises and in so doing, to make any and ail changes therein or modifications thereof as he. in his sole discretion, acting for and on behalf of the Corporations, shall deem necessary or advisable, and all of the officers of the Corporation are hereby authorized, directed and empowered to do any and all acts or things as shall be necessary or advisable in order to effectuate the foregoing resolution.

	By	/s/ Isabelle Huang
Secretary

(Corporate Seal)	Date:	April 15, 2014

EXHIBIT A

PREMISES

EXHIBIT B

RULES & REGULATIONS

1. No advertisement, or other notice, shall be inscribed, painted or affixed on any part of the outside or inside of said Building, except of such order, size and style, and at such places as shall be designated by Landlord All signs will be supplied for tenants by Landlord, the cost of the signs to be charged to and paid for tenants.

2. The sidewalks and entry passages shall not be obstructed by tenants, or used by them for any purpose other than for ingress and egress. The floors, and skylights and windows that reflect or admit light into any place in said Building, shall not be covered or obstructed by tenants. The water closets and other water apparatus, shall not be used for any other purpose than those for which they were constructed and no sweepings, rubbish, or other obstructing substances shall be thrown therein. Any damage resulting to them, or to associated systems, from misuse, shall be repaired by tenant who, or whose clerks, agents, invitees, or servants shall cause it.

3. No tenant shall do or permit to be done in said Premises, or bring or keep anything therein, which shall in any way obstruct or interfere with the rights of other tenants or in any way injure or annoy them. Tenants, their clerks and servants, shall maintain order in the Building, shall not make or permit any improper noise in the Building or interfere in any way with other tenants or those having business with them. Nothing shall be thrown by Tenants, their clerks or servants, out of the windows, doors or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquor or liquors shall be sold in said Building .

4. It is understood and agreed that the Landlord shall not be responsible to any tenant for any loss of property from rented premises, however occurring, except to the extent otherwise set forth in the Lease.

5. No animals shall be allowed in the office, halls, corridors, or elsewhere in the Building.

6. All tenants and occupants shall observe strict care not to leave their doors open when it rains or snows, and for any fault or carelessness in this respect shall make good any injury sustained by other tenants, and to Landlord for damage to paint, plastering or other parts of the Building, resulting from such default or carelessness. No alterations shall be made to any part of the Building by putting up or changing any partitions, doors or windows, nor shall there be any connection made to the electric wires or electric fixtures, or plumbing lines nor shall there be any penetrations through the walls, floor or roof without the consent in writing on each occasion of Landlord or its Agent. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Landlord, or its Agent, and shall be left whole and in good repair. Tenant shall not injure, overload or deface the Building, the woodwork or the walls of the Premises, nor carry on upon the Premises any noisesome, noxious, noisy, or offensive business.

7. Not more than two keys for each office will be furnished without charge; the charge for additional keys shall be Five Dollars ($5.00) each. No additional locks or latches shall be put upon any door without written consent of Landlord. Tenants, at termination of their lease of the premises, shall return to Landlord, ail keys to doors in the Building.

8. Landlord in all cases retains the power to prescribe the weight and position of iron safes or other heavy articles.

9. The tenant shall not (without the Landlord’s prior written consent) install or operate any electric heating device, steam engine, boiler, machinery or stove upon the Premises (other than microwave ovens), or carry on any mechanical business thereon, or do any cooking thereon, or use or allow to be used upon the Demised Premises oil, burning fluids, camphene, gasoline or kerosene for heating, warming or lighting. No article deemed extra hazardous on account of fire and no explosives shall be brought into said Premises. No offensive gases or liquids will be permitted.

10. If tenants desire blinds or window covering, other than those provided by Landlord, if any, they must be of such shape, color and material as may be prescribed by Landlord, and shall be erected with Landlord’s prior consent and at the expense of said tenants. No awnings shall be placed on said Building.

11. Landlord reserves all vending rights. Request for such service will be made to Landlord.

12. Except for the storage of trash or rubbish in dumpsters provided by Landlord, Tenant shall not permit storage of any kind outside of the Premises.

13. Tenants and occupants shall observe and obey all parking and traffic regulations as imposed by Landlord on the Property. Landlord in all cases retains the power to designate “No Parking” zones, traffic right of ways, and general parking area procedures.

14. Tenant shall instruct all delivery companies that any vehicles making deliveries to the Demised Premises shall use the truck access road provided for such use and park only in designated loading areas.

15. Unless otherwise agreed upon, in writing, Landlord will arrange and contract for all heating, ventilating and air conditioning maintenance and repairs.

16. Unless otherwise approved by Landlord, in writing, neither Tenant, nor Tenant’s agents, invitees, or contractors shall be permitted access to the roof of the Building.

17. The Landlord reserves the right to make such other rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises, and for the preservation of order therein.

18. Violation of these rules, or any amendments thereof or additions thereto, shall constitute a default under the Lease, unless timely cured in accordance with the provisions thereof.

In the event of any conflict between the provisions of these Rules and Regulations and the provisions of the Lease to which these Rules and Regulations are attached, the provisions of the Lease shall control.

EXHIBIT C

LANDLORD’S WORK

PAGE ONE OF THREE

CONFERENCE
VESTIBULE
RECEPTION
4 PERSON OFFICE
OFFICE
OFFICE
2 PERSON OFFICE
COPY/FAX
WOMEN
MEN
CLOSET
BREAK
2 PERSON OFFICE
OFFICE
ELECT.
2 PERSON OFFICE
SERVER
JAN
OFFICE
OFFICE
OFFICE
WAREHOUSE
PRODUCTION, RF TESTING
EXHAUST FAN ABOVE WORK STATION DUCTED TO ROOF
TL TWIST-LOCK DROP DOWN RECEPTACLE
VESTIBULE
PACKAGING
LIFT
DN
DN
3P/20A

RENTABLE AREA: 8000 S.F.

ARZ ARCHITECTS AND PLANNERS 301-840 2211	TELETRONICS INTERNATIONAL, INC. AVENEL BUSINESS PARK 220 PERRY PARKWAY, SUITE # , GAITHERSBURG, MD	DATE: 4-4-14 REV. 142906

EXHIBIT C

LANDLORD’S WORK

PAGE TWO OF THREE

6200 MILLWORK:

●	Millwork Reception Area:

6’ x 8’ +/- ‘L’ Shape P-Lam. Reception Desk w/ Supports & File

9’ x 4’ x 12” +/- P-Lam. Transaction Countertop

COPY I FAX:

●	8’ +/- P-Lam. Countertop & Base Cabinets

BREAK ROOM:

●	7’ +/- P-Lam. Countertop w/ Sink Cut Out
●	7’+/-P-Lam. Base & Wall Cabinets

RESTROOMS:

●	(2) 3’-6” P-Lam. Countertop w/ Sink Cut Out

08100 DOORS. FRAMES & HARDWARE:

●	Hollow Metal Frames and paint grade doors
●	Reuse existing doors.
●	Medium duty cylindrical locksets
●	21tot. borrow lite frames 40”x40”

09500 ACOUSTICAL CEILINGS:

●	Reuse exiting ceiling grid and acoustical tile, with approximate 15% replacement of tile

09600 FLOOR COVERING:

●	Carpet: Patcraft, PDQ1 installed throughout in office areas.
●	Vinyl Composition Tile: Mannington, Essentials installed at Men’s, Women’s, Break Room, Server, Janitorial, Electrical, & Warehouse
●	Vinyl Base: Johnsonite, 4” vinyl cove installed throughout

09900 PAINTING:

●	Paint drywall all partitions
●	Paint all warehouse and production area walls
●	Paint grade doors & frames
●	Sherwin Williams quality paints

11160 LOADING DOCK EQUIPMENT:

●	Provide a lift to allow deliveries from a 48” truck tail gate to the existing receiving dock. The installation of this lift is an allowance of 519,500 that include all work for a functional lift, to include but is not limited to electrical and structural work. Any costs above $19,500 shall be at Tenant’s cost and reimbursed by Tenant to Landlord within 30 days of installation.

15300 FIRE PROTECTION:

●	Add and relocate sprinkler heads to accommodate the per Landlord’s plans.

EXHIBIT C

LANDLORD’S WORK

PAGE THREE OF THREE

15500 HVAC:

●	Remove existing ductwork, flex duct and air devices serving the abandoned rooftop unit Cap ductwork below roof Remove existing zone dampers ductwork, controls and wiring

●	Modify existing ductwork and provide new ductwork on the three (3) rooftop units being reused complete with required sealer, insulation and volume dampers.

●	Relocate and provide new supply and return air devices complete with required round pipe and insulated flex duct. New air devices shall match existing.

●	Provide two (2) ceiling exhaust fans complete with ductwork vented to exterior of building.

●	Provide one (1) ceiling exhaust fan with thermostat control to handle the Server Closet. Fan shall discharge above ceiling.

●	Relocate one (1) ceiling mounted electric heater

●	Provide tenant space HVAC controls as follows

●	Office Area: New programmable thermostat with four (4) averaging sensors Production Area New programmable thermostat

●	Warehouse. New programmable thermostat

●	Three (3) existing rooftop units including changing filters shall be in good working order

●	Provide certified testing and balancing per Landlord’s plans

●	Provide exhaust systems as shown in Image 1 with a single roof top exhaust fan and switch. Roof top fan not to exceed 500 cubic feet per minute,

16000 ELECTRICAL:

●	Relocate existing 18 cell parabolic lights throughout

●	Supply and Install Receptacles. Switches, Boxes. Conduits, Motion Sensors, and Cables for lighting

●	Supply and Install tow voltage conduit

●	Connection of HVAC equipment

●	Designated Power

●	110v/30A x 1;

●	110v/15A x 10, (some need to be handover though the ceiling)

●	220v/15A(4 wires) x 1

●	Kitchen; refrigerator; 2xmicrowave, 1 coffee maker; 1 toaster and 1 small oven

●	All telephone and data cabling to each room. (Beford Jacket/Ontlet wiring by Teletronics).

●	Each office shall receive two (2) duplex outlets and one ring and string for tenant to use for low voltage wiring

●	Additional electrical as per plan dated 4-4-14

EXHIBIT D

COMMENCEMENT & ESTOPPEL AGREEMENT

THIS COMMENCEMENT AND ESTOPPEL AGREEMENT is made and entered into this ______________ day of ____________________________, 20___________ , by and between Teletronics International, Inc., a Delaware corporation (“Tenant”) and Saul Holdings Limited Partnership, a Maryland limited partnership (“Landlord”).

WHEREAS, Landlord and Tenant have heretofore entered into that certain Lease Agreement dated ____________________________ (the “Lease”), for approximately eight thousand (8,000) gross rentable square feet of space known as Suite 5 in Phase VI of the Avenel Business Park located at 220 Perry Parkway, Gaithersburg, Maryland 20877.

WHEREAS, Article 2 of the Lease provides for the execution of a commencement agreement specifying the commencement date of the Term of the Lease;

NOW, THEREFORE, in consideration of the Premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party hereby warrants and represents to the other as follows:

1. That Tenant is in full and complete possession of the Premises, such possession having been delivered by the Landlord and having been accepted by the undersigned.

2. That the Landlord’s improvements, if any, and the space required to be furnished by the terms of the Lease have been completed in all respects and are open for the use of the Tenant, its customers, employees and invitees.

3. That all duties of an inducement nature required of the Landlord in said Lease have been fulfilled.

4. That said Lease is in full force and effect; that there is no existing default on the part of the Landlord in the terms thereof; and that, except as hereinafter set forth, said Lease has not been amended, modified, supplemented or superseded: N/A [insert “N/A” if not applicable],

5. That no rents have been prepaid except as provided by said Lease; that Tenant does not now have or hold any claim against Landlord which might be set off or credited against future accruing rent.

6. That Tenant has received no notice of a prior sale, transfer, assignment, hypothecation or pledge of the said Lease or of the rents secured therein, except to Landlord.

7. That the Rent Commencement Date for the Lease is ________________ and the Lease shall expire at midnight on ________________.

8. Any agreement, obligation, or liability made, entered into or incurred by or on behalf of Landlord binds only its property, and no shareholder, trustee, officer, or agent of the Landlord assumes or shall be held to any liability therefor

IN WITNESS WHEREOF, the parties hereto do hereby execute this Agreement under seal on the day and year first above written.

WITNESS/ATTEST:	TENANT:	Teletronics International, Inc.

By:
Printed Name:
Title:

ATTEST:	LANDLORD:	Saul Holdings Limited Partnership
By: Saul Centers, Inc., General Partner

By:
	Printed Name:	Scott V. Schneider
	Title:	Senior Vice President

EXHIBIT E

LIST OF TENANT’S SHAREHOLDERS, PARTNERS, OR MEMBERS

OF A LIMITED LIABILITY COMPANY AND PERCENTAGE OF OWNERSHIP

Record of Corporate Stockholders Outstanding
‘As December 31. 2013

Name	Shares Owned	Percentage Ownership

Fang Family Trust	5,500,940	31.26%
Super Net Holding	786,700	4.47%
Hon Jane Chiu	416,700	2.37%
York Chen (CMC) *	288,800	1.64%
Hong Ho Precision	393,700	2.24%
Chi San Fang	1,375,000	7.81%
Han Chien Hsu	183,500	1.04%
Liang-Shien Fan	55,500	0.32%
Collins Co. Ltd.	740,600	4.21%
Liu Chain-Yang *	37,000	0.21%
Chen Li-Lin	410,400	2.33%
Thomas Liaw	37,000	0.21%
Lee Family Trust	67,988	0.39%
Spencer Kao	150,000	0.85%
Shih-Tung Ho *	74,000	0.42%
Hsieh Chin Ho	148,100	0.84%
Lin Jui Ming	123,400	0.70%
Wang Yen Shaw Mel	123,600	0.70%
Chang Hui-Fen	1,300,000	7.39%
Andrew Kou	1,328,220	7.55%
Eric Chen	111,000	0.63%
Global Business (Accton)	285,700	1.62%
One Pacific Ltd *	200,000	1.14%
Huang Chen Li-Chun	94,000	0.53%
Chiu Chen Te *	30,000	0.17%
Li Ying Tao	285,714	1.62%
Chenco	1,167,500	6.64%
Saga Land port Capital Inc.	250,000	1.42%
Mou-Fu invest. Consult.	224,000	1.27%
China TCC Equity Fund	176,000	1.00%
Del Corral and Renjifo *	250,000	1.42%
Clarance Teng	75,0000	0.43%
Swan Chen	30,000	0.17%
Helen Xia	25,000	0.14%
HK Haohai Group	850,000	4.83%

TOTAL OUTSTANDING	17,595,062	100.00%

Authorized Total	100,000,000
Unissued stocks	82,404,938

exhibit f

landlord’s fee schedule

Landlord Waiver:	$1,000.00

Non-Disturbance:	$1,000.00

Other Documents:	$1,000.00

Assignment/Sublease:	$1,000.00

Licenses/Permits:	$250.00 (if provided to Landlord more than 10 days before due); $500.00 (if provided to Landlord less than 10 days before due)

The above fee schedule is based on using Landlord’s approved form. Any agreement not on Landlord’s approved form shall be subject to a higher fee.

EXHIBIT G

INTENTIONALLY left blank

EXHIBIT H

form of roof access notice

(To be completed by Tenant and submitted to Landlord at least 12 hours prior to each roof access request)

Tenant’s access to and on the Building’s roof is at Tenant’s sole risk and expense and is for the sole purpose of performing the Product Testing as set forth in Article 54 of the lease. Access to and on the Building’s roof by Tenant is strictly “as is” and Tenant assumes all risk with respect to entry and access onto the Building’s roof. In accessing and entering onto the Building’s roof, Tenant shall for its self and on behalf of its officers, employees, agents, and contractors comply with all of the provisions of this notice.

1. ACCESS PERIOD. Tenant shall access the Building roof at______ am/pm on___________ 20__ and shall exit the Building’s roof at________ am/pm on ________ , 20__. Tenant shall notify Landlord of any change in access periods due to weather conditions or change in the testing schedule.

2. TESTING LOCATION. Land lord and Tenant shall identify a suitable location on the Building roof from which Tenant shall perform all Product Testing which shall comprise an area of no more than ten (10) square feet (the “Testing Location”). LANDLORD MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED AS TO THE BUILDING’S ROOF OR ITS SUITABILITY OR FITNESS OF PURPOSE WITH RESPECT TO THE PRODUCT TESTING. TENANT REPRESENTS THAT IT HAS MADE ITS OWN INDEPENDENT INVESTIGATION OF THE BUILDING’S ROOF AND TESTING LOCATION AND DETERMINATION OF ITS FITNESS OF PURPOSE AND THAT IT HAS NOT RELIED ON ANY STATEMENT BY LANDLORD, EXCEPT AS OTHERWISE STATED IN THE LEASE.

3. USE OF PREMISES. The Testing Location shall be used by Tenant solely for performing the Product Testing, and for no other purpose or person whatsoever. Landlord’s designated employee shall accompany Tenant at all times during the access and use of the Building’s roof and Equipment Location by Tenant. Tenant covenants and agrees to perform all obligations on its part to be performed hereunder, to conduct its Product Testing on the Building’s roof in a dignified manner, and to leave the Building’s roof and Testing Location area in a clean and orderly condition. The Testing Location shall not be used for any illegal purpose or in violation of any law or regulation of any governmental body, or in any manner to (i) create any nuisance or trespass; (ii) annoy or embarrass Landlord or any tenant in the Property; (iii) vitiate any insurance carried by Landlord; (iv) alter the classifications or increase the rate of any insurance on the Building or Property; or (v) allow any noise to emanate from the Testing Location; or (vi) violate the Building’s roof warranty issued to Landlord for the Building. Tenant will not leave or maintain any equipment, property, materials, merchandise, refuse or other articles on the Building’s roof or Testing Location, obstruct any driveway, corridor, sidewalk, parking area, or any other common area of the Building or Property.

4. LAWS AND ORDINANCES. Tenant, at its own cost, shall be responsible for obtaining any and all permits and licenses required to perform the Product Testing on the Building’s roof. Tenant will, at its own cost, promptly comply with and carry out all orders, requirements or conditions now or hereafter imposed upon it by the ordinances, laws and/or regulations of the federal government, municipality, county and/or state in which the Building is located, whether required of Landlord or otherwise, in the conduct of the Product Testing. Tenant will indemnify and save Landlord harmless from all penalties, claims and demands resulting from Tenant’s failure or negligence to perform its obligations under this Paragraph 4, and which indemnity shall survive the expiration or earlier termination of the Lease

5. INDEMNIFICATION. Tenant shall defend, indemnify and save Landlord and Landlord’s members, partners, officers, directors, employees and agents harmless from and against all claims, liabilities, suits, fines, penalties, damages, losses, fees, costs and expenses, including attorney fees, which may be imposed upon, incurred by, or served against Landlord by reason of: (a) any work or thing done by or on behalf of the Tenant, or any of its agents, contractors, subcontractors, servants, or employees in or about the Building’s roof, the Testing Location, or any parts thereof; (b) any act or omission on the part of the Tenant, or any of its agents, contractors, subcontractors, servants or, employees in accessing or entering onto the Building’s roof or performing the Product Testing; (c) any occurrence, accident, injury (including death), or damage, directly or indirectly caused or incurred by the Tenant or any of its agents, contractors, subcontractors, servants, or employees to any person or property in, or about the Building’s roof, Testing Location or any part thereof; and/or (e) any failure of Tenant to perform its obligations under this Agreement. This indemnity shall extend to any include the reasonable costs and expenses, including attorney fees, incurred by Landlord in enforcing this indemnity or otherwise incurred in enforcing Tenant’s obligations under this notice, and this indemnity shall survive the expiration or earlier termination of the Lease.

6. PROPERTY AT TENANT’S RISK. It is understood and agreed that all equipment, and personal property placed in or on the Building’s roof or Testing Location in connection with Tenant’s Product Testing, of whatever nature, whether owned by Tenant or any other person (collectively “Personal Property”), shall be and remain at Tenant’s sole risk and Landlord shall not assume any liability or be liable for any damage to or loss of such Personal Property, arising from any cause whatsoever,

TENANT:	Teletronics International, Inc.

By:
Name:
Title:
Date: